UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Independent Bank Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 26, 2018

Dear Shareholder:

On behalf of our board of directors, I invite you to attend the 2018 Annual Meeting of Shareholders to be held in the Ballroom of The Grand Hotel, 114 West Louisiana Street, McKinney Texas 75069, on Thursday, May 24, 2018, at 3:30 p.m., Central Time.

The purposes of the meeting are set forth in the accompanying Notice of Annual Meeting of Shareholders and proxy statement. Additionally, we will review our operating results for 2017 and plans for the year ahead.

Whether or not you plan to attend the meeting, it is important that your shares be represented. Please take a moment to complete, date, sign and return the enclosed proxy card as soon as possible, or use Internet or telephone voting according to the instructions on the proxy card. You may also attend and vote at the meeting.

We appreciate your continued support of our company and look forward to seeing you at the annual meeting.

Sincerely,

David R. Brooks
Chairman of the Board, Chief Executive Officer and President

1600 Redbud Boulevard, Suite 400

McKinney, Texas 75069-3257

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 24, 2018

To the shareholders of Independent Bank Group, Inc.:

The annual meeting of shareholders of Independent Bank Group, Inc. (the “Company”), will be held on Thursday, May 24 2018, at 3:30 p.m., Central Time, in the Ballroom of The Grand Hotel, 114 West Louisiana Street, McKinney Texas 75069, for the following purposes:

1.	To elect four (4) Class II directors to serve on the board of directors of the Company until the Company’s 2021 annual meeting of shareholders, and each until his respective successor is duly elected and qualified or until his earlier resignation or removal;

2.	To approve an amendment to the Independent Bank Group, Inc. 2013 Equity Incentive Plan to increase the maximum number of shares issuable thereunder by 1,500,000, from 800,000 to 2,300,000;

3.	To ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2018;

4.	To conduct an advisory (nonbinding) vote regarding the compensation of the Company’s named executive officers (“Say-On-Pay”);

5.	To conduct an advisory (nonbinding) vote regarding the frequency of future votes regarding the compensation of the Company’s named executive officers (“Say-On-Frequency”); and

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

A proxy statement describing these proposals is attached. If you have any questions concerning the proxy statement, would like additional copies of the proxy statement or need help voting your shares of the Company’s common stock, please contact Jan Webb, the Company’s Corporate Secretary, at (972) 562-9004.

By Order of the board of directors,

Jan C. Webb

Corporate Secretary

McKinney, Texas

April 26, 2018

Your Vote is Important

A proxy card is enclosed. Whether or not you plan to attend the meeting, please vote by completing, signing and dating the proxy card and promptly mailing it in the enclosed envelope or via the Internet or by telephone pursuant to the instructions provided on the enclosed proxy card. You may revoke your proxy card in the manner described in the proxy statement at any time before it is exercised. If you attend the meeting, you may vote in person if you desire, even if you have previously returned your proxy card or submitted your vote via the Internet or by telephone.

1600 Redbud Boulevard, Suite 400

McKinney, Texas 75069-3257

PROXY STATEMENT FOR

2018 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 24, 2018

Unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” “our company,” “the Company” or “Independent” refer to Independent Bank Group, Inc., a Texas corporation, and its consolidated subsidiaries as a whole; references to the “Bank” refer to Independent Bank (which is a wholly owned subsidiary of Independent). In addition, unless the context otherwise requires, references to “shareholders” are to the holders of our voting securities, which consist of our common stock, par value $0.01 per share (our “common stock”).

This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of the Company for use at the 2018 Annual Meeting of Shareholders of the Company to be held in the Ballroom of The Grand Hotel, 114 West Louisiana Street, McKinney, Texas 75069, on Thursday, May 24, 2018, at 3:30 p.m., Central Time, and any adjournments thereof for the purposes set forth in this proxy statement and the accompanying notice of the meeting.

The close of business on April 11, 2018, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or at any adjournment thereof. A list of shareholders entitled to vote at the meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of at least ten days prior to the meeting. This proxy statement, the notice of the meeting and the enclosed proxy card are first being sent to shareholders on or about April 26, 2018.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 24, 2018

Pursuant to rules promulgated by the Securities and Exchange Commission, or SEC, the Company is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet. You may access the following information at www.ibtx.com.

•	Notice of 2018 Annual Meeting of Shareholders to be held on Thursday, May 24, 2018;

•	Proxy Statement for 2018 Annual Meeting of Shareholders to be held on Thursday, May 24, 2018;

•	Form of Proxy; and

•	Annual Report to Shareholders, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

ABOUT THE MEETING

When and where will the meeting be held?

The meeting is scheduled to take place at 3:30 p.m., Central Time, on Thursday, May 24, 2018, in the Ballroom of The Grand Hotel, 114 West Louisiana Street, McKinney Texas 75069.

What is the purpose of the meeting?

This is the 2018 annual meeting of shareholders. At the meeting, shareholders will act upon the matters outlined in the notice attached to this proxy statement, including the following:

1.	To elect four (4) Class II directors to serve on the board of directors of the Company until the Company’s 2021 annual meeting of shareholders, and each until his respective successor is duly elected and qualified or until his earlier resignation or removal;

2.	To approve an amendment to the Independent Bank Group, Inc. 2013 Equity Incentive Plan to increase the maximum number of shares issuable thereunder by 1,500,000, from 800,000 to 2,300,000;

3.	To ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2018;

4.	To conduct an advisory (nonbinding) vote regarding the compensation of the Company’s named executive officers (“Say-On-Pay”);

5.	To conduct an advisory (nonbinding) vote regarding the frequency of future votes regarding the compensation of the Company’s named executive officers (“Say-On-Frequency”); and

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

How do I vote?

You may attend the meeting and vote in person, or you may vote by proxy.

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.”

What is a proxy statement?

A proxy statement is a document that describes the matters to be voted upon at the meeting and provides additional information about the Company. Pursuant to regulations of the SEC, we are required to provide you with a proxy statement containing certain information when we ask you to sign and return a proxy card to vote your stock at a meeting of the Company’s shareholders.

Who is entitled to vote at the meeting?

The holders of record of the Company’s common stock as of 5:00 p.m. (Central Time) on April 11, 2018, which is the date that the Company’s board of directors has fixed as the record date for the meeting, are entitled to vote at the meeting.

What is the record date and what does it mean?

The record date to determine the shareholders entitled to notice of and to vote at the meeting is the close of business on April 11, 2018. The record date is established by the board of directors as required by Texas law. On the record date, 28,362,973 shares of our common stock were outstanding.

What are the voting rights of the shareholders?

Each holder of common stock is entitled to one vote for each share of common stock registered, on the record date, in such holder’s name on the books of the Company on all matters to be acted upon at the annual meeting of shareholders. The Company’s certificate of formation prohibits cumulative voting.

The holders of at least a majority of the outstanding shares of common stock must be represented at the meeting, in person or by proxy, in order to constitute a quorum for the transaction of business. At any meeting, whether or not a quorum is present, the chairman of the meeting or the holders of a majority of the issued and outstanding common stock, present in person or represented by proxy and entitled to vote at the meeting, may adjourn the meeting from time to time without notice or other announcement.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with EQ Shareowner Services, the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares. The proxy statement and proxy card have been sent directly to you by EQ Shareowner Services at the Company’s request.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The proxy statement and proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.

What is a broker nonvote?

A broker nonvote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of RSM US LLP as our independent registered public accounting firm (Proposal 3). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of directors to our board of directors (Proposal 1), with respect to the amendment to the Company’s 2013 Equity Incentive Plan (Proposal 2), or with respect to the advisory (nonbinding) votes regarding the Say-On-Pay resolution (Proposal 4) and the Say-On-Frequency election (Proposal 5).

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

What do I need to do now?

After you have thoroughly read and considered the information contained in this proxy statement, you simply need to vote your shares of common stock, either in person or by proxy, at the meeting. The process for voting your shares depends on how your shares are held as described above.

If you are a record holder on the record date for the annual meeting of shareholders, you may vote by proxy or you may attend the meeting and vote in person. If you are a record holder and want to vote your shares by proxy, you have three ways to vote:

•	simply indicate on the proxy card(s) applicable to your common stock how you want to vote and sign, date and mail your proxy card(s) in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the meeting;

•	call 1-866-883-3382 using a touch-tone telephone and follow the instructions provided on the call; or

•	go to the website www.proxypush.com/ibtx and follow the instructions for Internet voting on that website.

Your proxy card must be received by the Company by no later than the time the polls close for voting at the meeting for your vote to be counted at the meeting. Please note that telephone and Internet voting will close at 11:59 p.m., Central Time, on Wednesday, May 23, 2018.

Voting your shares by proxy will enable your shares of common stock to be represented and voted at the meeting if you do not attend the meeting and vote your shares in person.

What are the board of directors’ recommendations on how I should vote my shares?

The board of directors recommends that you vote your shares as follows:

Proposal 1—FOR the election of each nominee for director;

Proposal 2—FOR the approval of the amendment to the 2013 Equity Incentive Plan;

Proposal 3—FOR the ratification of the appointment of RSM US LLP as independent registered public accounting firm for 2018.

Proposal 4—FOR the an advisory (nonbinding) Say-On-Pay resolution; and

Proposal 5—FOR one year regarding the advisory (nonbinding) Say-On-Frequency election.

How will my shares be voted if I return a signed and dated proxy card, but don’t specify how my shares will be voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Proposal 1—FOR the election of each nominee for director;

Proposal 2—FOR the approval of the amendment to the 2013 Equity Incentive Plan;

Proposal 3—FOR the ratification of the appointment of RSM US LLP as independent registered public accounting firm for 2018.

Proposal 4—FOR the an advisory (nonbinding) Say-On-Pay resolution; and

Proposal 5—FOR one year regarding the advisory (nonbinding) Say-On-Frequency election.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that the nominee will have discretion to vote on the ratification of the appointment of RSM US LLP (Proposal 3).

What are my choices when voting?

In the election of directors, you may vote for all director nominees or you may withhold your vote as to one or more director nominees. With respect to each of the other proposals, you may vote for the proposal, against the proposal or abstain from voting on the proposal.

Who counts the votes?

All votes will be tabulated by the inspector of election appointed for the meeting. Votes for each proposal will be tabulated separately.

Can I attend the meeting and vote in person?

Yes. All shareholders are invited to attend the meeting. Shareholders of record on the record date for the meeting can vote in person at the meeting.

If your shares of common stock are held in “street name,” then you are not the shareholder of record. In order for you to vote the shares that you beneficially own and that are held in “street name” in person at the meeting, you must bring a legal proxy from the broker, bank or other nominee that was the record holder of your shares held in “street name” as of 5:00 p.m. (Central Time) on Wednesday, April 11, 2018, confirming that you were the beneficial owner of those shares as of 5:00 p.m. (Central Time) on Wednesday, April 11, 2018, stating the number of shares of which you were the beneficial owner that were held for your benefit at that time by that broker, bank or other nominee and appointing you as the record holder’s proxy to vote the shares covered by that proxy at the meeting.

May I change my vote after I have submitted my proxy card?

Yes. Regardless of the method used to cast a vote, if a shareholder is a holder of record, he or she may change his or her vote by:

•	delivering to the Company prior to the meeting a written notice of revocation addressed to: Jan Webb, Corporate Secretary, 1600 Redbud Boulevard, Suite 400, McKinney, Texas 75069-3257;

•	completing, signing and returning a new proxy card with a later date than your original proxy card prior to such time that the proxy card for any such holder of common stock must be received, and any earlier proxy will be revoked automatically;

•	logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and following the instructions indicated on the proxy card; or

•	attending the meeting and voting in person, and any earlier proxy will be revoked. However, simply attending the meeting without voting will not revoke your proxy.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, the four (4) director nominees who receive the most votes from the holders of the shares of our common stock for their election will be elected, i.e., the affirmative vote of the holders of a plurality of the shares of common stock voting at the meeting is required for the election of the director nominees (Proposal 1).

The approval of the amendment to the 2013 Equity Incentive Plan (Proposal 2), the ratification of RSM US LLP’s appointment as the Company’s independent registered public accounting firm for 2018 (Proposal 3) and approval of the advisory (nonbinding) resolution on Say-On-Pay (Proposal 4) and the election under the Say-On-Frequency (Proposal 5) will require the affirmative vote of the holders of a majority of the shares of the Company’s common stock entitled to vote and present in person or represented by proxy at the meeting.

How are broker nonvotes and abstentions treated?

Brokers, as holders of record, are permitted to vote on certain routine matters, but not on nonroutine matters. A broker nonvote occurs when a broker does not have discretionary authority to vote the shares and has not received voting instructions from the beneficial owner of the shares. The only routine matter to be presented at the meeting is the ratification of the appointment of the independent registered public accounting firm (Proposal 3). If you hold shares in street name and do not provide voting instructions to your broker, those shares will be counted as broker nonvotes for all nonroutine matters.

A broker nonvote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees because broker nonvotes and abstentions are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the meeting. Any abstentions will not have the effect of a vote against the proposals to approve the Amendment to the 2013 Equity Incentive Plan, and ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm and with respect to the Say-On-Pay and Say-On-Frequency votes. Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker nonvotes are expected to occur in connection with this proposal. The vote to approve the Amendment to the 2013 Equity Incentive Plan, and the advisory, nonbinding votes on the Say-On-Pay resolution and Say-On-Frequency election are considered nonroutine matters and, as such, broker nonvotes will be deemed shares not present to vote on these matters, will not count as votes for or against these proposals and will not be included in calculating the number of votes necessary for approval of such matters.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the meeting?

No. None of our shareholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our board is asking for your proxy, and we will pay all of the costs of soliciting shareholder proxies. We may use officers and employees of the Company to ask for proxies, as described below. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company’s common stock.

Is this proxy statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, if deemed advisable, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services.

Are there any other matters to be acted upon at the annual meeting?

Management does not intend to present any business at the annual meeting for a vote other than the matters set forth in the notice, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the meeting for which advance notice was not received by the Company in accordance with the Company’s Third Amended and Restated Bylaws, or the Bylaws. If other matters requiring a vote of the shareholders properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company expects to publish the voting results in a current report on Form 8-K, which it expects to file with the SEC within four business days following the meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement. We urge you to carefully read this entire proxy statement and the accompanying annual report. If you have additional questions about the proxy statement or the annual meeting, you should contact Jan Webb, Corporate Secretary, Independent Bank Group, Inc., 1600 Redbud Boulevard, Suite 400, McKinney, Texas 75069, telephone (972) 562-9004.

PROPOSAL 1. ELECTION OF DIRECTORS

Board of Directors Composition

The Company’s board of directors currently has eleven (11) members serving on the board with one vacancy in the Class III directors. The number of directors may be changed only by resolution of the board of directors within the range set forth in the Company’s certificate of formation (unless the Company’s shareholders act to amend the authorized number of directors designated in the Company’s certificate of formation). The board of directors may increase the number of directors by two and fill these vacancies until the next annual meeting of shareholders. As discussed in greater detail under the caption “Corporate Governance” below, the board of directors has affirmatively determined that nine of its eleven current directors qualify as independent directors under Rule 5605(a)(2) of The Nasdaq Stock Market Rules and the regulations of the SEC.

Classification of the Company’s Directors

In accordance with the terms of the Company’s amended and restated certificate of formation, the Company’s current board of directors is divided into three classes, Class I, Class II and Class III, with each class having four members and serving staggered three-year terms as follows:

•	The Class I directors are Daniel W. Brooks, Craig E. Holmes, Tom C. Nichols, and G. Stacy Smith, and their terms will expire at the annual meeting of shareholders to be held in 2020;

•	The Class II directors are William E. Fair, Mark K. Gormley, Donald L. Poarch and Michael T. Viola, and their terms will expire at the annual meeting of shareholders to be held in 2018; and

•	The Class III directors are David R. Brooks, Douglas A. Cifu and J. Webb Jennings, III, and their terms will expire at the annual meeting of shareholders to be held in 2019.

The vacancy in the Class III directors is due to the resignation of Christopher M. Doody on March 15, 2018. Mr. Doody resigned in connection with the sale of all of the shares of Company common stock by Trident IV PF Depository Holdings, LLC and Trident IV Depository Holdings, LLC and was not a result of a disagreement between the Company or its management and Mr. Doody relating to the Company’s operations, policies or practices.

Board Size and Director Ages, Tenure and Experience

As part of its annual review, the Corporate Governance and Nominating Committee (the “CGNC”) reviewed the size of the board, which now stands at eleven, and did not perceive a need to change the size of the board for the current year. The average age of the board is 55 years with ages ranging from 31 to 70. Average tenure is approximately 7 years, ranging from a low of 1 year to a high of 16 years. The Committee balances the need for board refreshment against the need for continuity, a broad range of experience, and an understanding of the regulatory framework in which the Company operates. Each of the independent board members possess backgrounds in different industries, including real estate, financial services, technology, investments and banking.

Election Procedures; Term of Office

At each annual meeting of shareholders, or special meeting in lieu thereof, upon the expiration of the term of a class of directors, the successors to such directors will be elected to serve from the time of election and qualification until the third annual meeting following his election and the election and qualification of his successor. Any additional directorships resulting from an increase in the number of directors will be distributed by the board of directors among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Any director vacancy occurring after the election may be filled by a majority vote of the remaining directors, even if the remaining directors constitute less than a quorum of the full board of directors. In accordance with the Company’s bylaws, a director appointed to fill a vacancy will be appointed to serve the remaining term of his predecessor.

Nominees for Election

The CGNC has recommended to the Company’s board of directors, and the Company’s board of directors has approved the nomination of William E. Fair, Mark K. Gormley, Donald L. Poarch and Michael T. Viola to fill the Class II director seats and the board of directors recommends these nominees for election by the Company’s shareholders as Class II directors to serve on the board of directors of the Company until the Company’s 2021 annual meeting of shareholders and each until his respective successor is duly elected and qualified or until his earlier resignation or removal. William E. Fair, Mark K. Gormley, Donald L. Poarch and Michael T. Viola are currently serving as Class II directors.

Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of common stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of common stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the board of directors. The board of directors has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

The following table sets forth the name, age, and positions with the Company for each nominee for election as a director of the Company:

Name of Nominee	Age	Position(s)	Director Since
William E. Fair(1)	56	Class II Director	2009

Mark K. Gormley(2)	59	Class II Director	2017

Donald L. Poarch(3)	66	Class II Director	2014

Michael T. Viola(4)	31	Class II Director	2013

(1)	Chairman, Compensation Committee and Member of the Strategic Planning Committee
(2)	Member, Audit Committee
(3)	Member, CGNC
(4)	Member, CGNC

The biography of each of the director nominees set forth below contains information regarding the person’s service as a director and/or executive officer, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the CGNC and the board of directors to determine that the person should serve as a director.

William E. Fair. William E. Fair is a member of the board of directors of the Company. He joined the board when IBG Central Texas was combined with the Company in 2009, prior to which he served as a director of IBG Central Texas beginning in 2007. Mr. Fair has served as the Chairman and Chief Executive Officer of Home Abstract and Title Company, a title insurance agency located in Waco, Texas, since 1984 and has served on the board of directors of Capstone Mechanical, LLC since 2005. He also serves on the board of trustees of Hillcrest Baptist Medical Center, Scott & White Healthcare, further serving as Chairman of the Board of Development for that organization. Mr. Fair’s qualifications to serve on the Company’s board of directors include his extensive experience in the real estate industry and his experience as a director of the Company, Independent Bank and IBG Central Texas.

Mark K. Gormley. Mark K. Gormley became a member of the board of directors of the Company in connection with the Company’s acquisition of Carlile Bancshares, Inc., or Carlile, on April 1, 2017. Mr. Gormley is a Partner at Lee Equity Partners, LLC. Prior to co-founding the firm in 2006, Mr. Gormley was a Partner at Capital Z Financial Services Partners (“CZFS”), a leading financial services private equity firm, where he played a leading role in the operations and investment activities of the $1.85 billion fund. Mr. Gormley co-founded the firm in 1998 and shared responsibility for the oversight of all of the firm’s investment and monitoring activities. Prior to joining CZFS in 1998, Mr. Gormley served as a Managing Director at Donaldson, Lufkin & Jenrette (“DLJ”), specializing in the insurance and asset management industries. While at DLJ, Mr. Gormley worked on corporate finance and merger and acquisition assignments, as well as on principal related activities on behalf of DLJ Merchant Banking. Prior to joining DLJ in 1989, he was a founding member of the Insurance Investment Banking Group at Merrill Lynch in 1985.

Mr. Gormley previously served as a director of Carlile. He also serves or has served as a director of numerous public and private companies, including MidCap Financial, Universal American, Captive Resources, SKOPOS Financial, Edelman Financial, Permanent General, NewStar Financial, British Marine Holdings, Catlin Group and NACOLAH Holdings, among others. Mr. Gormley received a B.S.B.A. cum laude in Finance and Economics from the University of Denver and an M.B.A. from New York University. He is a resident of New York, New York. Mr. Gormley’s qualifications to serve on the Company’s board of directors include his experience as a director of Carlile and his experience as a director of other financial institutions.

Donald L. Poarch. Donald L. Poarch is a member of the board of directors of the Company, joining the board in April 2014 in connection with the Company’s acquisition of BOH Holdings, Inc. and its subsidiary, Bank of Houston. Mr. Poarch has been a partner and co-owner of The Sprint Companies since 1976. The Sprint Companies are a diverse group of approximately ten different companies operating throughout the Texas Gulf Coast area. He had been a member of the BOH Holdings board of directors since 2008, and its chairman since 2012, and he was a member of the Bank of Houston’s board of directors since 2005, and its chairman since 2012, until the BOH Holdings merger was completed in April 2014. In the past 25+ years, Mr. Poarch has bought, sold and grown more than twenty companies. Mr. Poarch currently serves on the boards of directors for Keep Houston Beautiful and the Houston Clean City Commission. Mr. Poarch attended The University of Texas at Austin and is currently active in various civic and charitable foundations. Mr. Poarch’s qualifications to serve on the Company’s board of directors include his extensive experience in the Houston business community and his experience as a director of BOH Holdings, Bank of Houston, and the Company.

Michael T. Viola. Michael T. Viola is a member of the board of directors of the Company, joining the board in February 2013. Mr. Viola currently serves as the President of the Viola family office, a position he has held since March 2016. As President of the family’s investment office, Mr. Viola is responsible for overseeing the family’s operating businesses, public and private investment portfolio, banking relationships, not-for-profit businesses and philanthropic work. Before joining the family investment office, Mr. Viola worked at Virtu Financial LLC (Virtu) from 2010 to 2016. While employed at Virtu, Mr. Viola held multiple roles, including operations, project management, and trading, where he worked as a senior trader focused on foreign exchange products and global commodities. Mr. Viola currently serves on the Board of Directors at Virtu Financial Inc., a leading technology-enabled market making company, Swift Air, a private charter airline, XRO Energy LLC, a private oil and gas company, and VersaMe Inc., a technology startup focused on early childhood education. Mr. Viola also serves on the board of The Viola Foundation, working to develop and deliver innovative programs in the education, national security, and faith based sectors. Mr. Viola is the son of the Company’s largest shareholder, Vincent Viola. Mr. Viola’s qualifications to serve on the Company’s board of directors include his knowledge of financial markets, his familiarity with the Company given his family’s ownership of Independent Bank over the past twenty-nine years, and his experience as a director of the Company.

Shareholder Approval

The affirmative vote of a plurality of the shares of the Company’s common stock present in person or by proxy at the annual meeting is required for the election of each of the nominees for director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD OF DIRECTORS.

EXECUTIVE OFFICERS AND CONTINUING DIRECTORS

Director and Executive Officer Information

The following table sets forth the name, age and position with the Company of each of the Company’s directors whose terms of office do not expire at the annual meeting and its executive officers. The business address for all of these individuals is 1600 Redbud Boulevard, Suite 400, McKinney, Texas 75069-3257.

Name	Age	Position with the Company
David R. Brooks(1)	59	Chairman of the Board, Chief Executive Officer, President and Director

Daniel W. Brooks	57	Vice Chairman, Chief Risk Officer and Director

Brian E. Hobart	52	Vice Chairman and Chief Lending Officer

Michelle S. Hickox	50	Executive Vice President and Chief Financial Officer

James C. White	53	Executive Vice President and Chief Operations Officer

James P. Tippit	47	Executive Vice President, Corporate Responsibility

Mark S. Haynie	62	Executive Vice President and General Counsel

Douglas A. Cifu(2)	52	Director

Craig E. Holmes(3)	60	Director

J. Webb Jennings, III(4)	47	Director

Tom C. Nichols(5)	71	Director

G. Stacy Smith(6)	50	Director

(1)	Member, Strategic Planning Committee
(2)	Chairman, CGNC
(3)	Chairman, Audit Committee
(4)	Member, Audit and Compensation Committee
(5)	Member, Strategic Planning Committee
(6)	Member, Audit Committee and Compensation Committee, and Chairman, Strategic Planning Committee

The following is a brief discussion of the business and banking background and experience of the Company’s executive officers and continuing directors. Other than as described below, no director or director nominee has any family relationship, as defined in Item 401 in Regulation S-K, with any other director or with any of the Company’s executive officers. All officers of the Company are elected annually by the board and serve at the discretion of the board.

David R. Brooks. David R. Brooks is Chairman of the Company’s board, Chief Executive Officer, President and a director of the Company. He has served as Chairman of the Board, Chief Executive Officer and director since the Company was formed in 2002, and he has served as the Company’s President since 2016. Mr. Brooks began his banking career in the early 1980s with a large regional bank and has been active in community banking since he led the investor group that acquired Independent Bank in 1988. Mr. Brooks has previously served as a board member of the Independent Bankers Association of Texas. He currently serves on the board of directors of Capital Southwest Corporation and on the Board of Trustees of Houston Baptist University, and previously served as the Chairman of the Board of Noel-Levitz, Inc., a higher education consulting firm, from 2009 to 2014 and as Chief Financial Officer at Baylor University from 2000 to 2004. Mr. Brooks previously served on the McKinney City Council, as President of the Board of Trustees of the McKinney Independent School District, and on the McKinney Economic Development Corporation Board and the McKinney Chamber of Commerce Board. David R. Brooks is the brother of Daniel W. Brooks. Mr. Brooks’ qualifications to serve on the Company’s board of directors include his extensive experience managing and overseeing the operations and growth of the Company and Independent Bank during his tenure as Chairman and Chief Executive Officer of the Company.

Daniel W. Brooks. Daniel W. Brooks is Vice Chairman, Chief Risk Officer and a director of the Company. He has served as Vice Chairman and a director of the Company since 2009 and as Chief Risk Officer of the Company since April 2013. He previously served as President and a director of the Company from 2002 to 2009 and has functioned as the Company’s Chief Credit Officer throughout his tenure. Mr. Brooks began his banking career in the early 1980s with a large regional bank and has been active in community banking since the late 1980s. Mr. Brooks has served in numerous leadership roles in the Collin County community, including service as Chairman of the Board for Medical Center of McKinney and on the boards of directors of McKinney Christian Academy and the McKinney Education Foundation. Daniel W. Brooks is the brother of David R. Brooks. Mr. Brooks’ qualifications to serve on the Company’s board of directors include his extensive experience in the banking industry, and specifically as an executive officer and director of the Company.

Brian E. Hobart. Brian E. Hobart is Vice Chairman and Chief Lending Officer of the Company. From 2009 to 2013, he served as President and as a director of the Company and Independent Bank while also functioning as the Company’s Chief Lending Officer. Mr. Hobart was one of the founders of IBG Central Texas and served as its President and as a director from 2004 until it was combined with the Company in 2009. Prior to joining IBG Central Texas, he served as a senior officer of other Waco banks since the early 1990s. Mr. Hobart has served in various volunteer roles over his career with an emphasis on children.

Michelle S. Hickox. Michelle S. Hickox is Executive Vice President and Chief Financial Officer of the Company. Prior to joining the Company in May 2012, Ms. Hickox was an audit partner with RSM US LLP (formerly McGladrey LLP), the fifth largest public accounting firm in the United States. Over her twenty-two year career in public accounting, Ms. Hickox provided audit, financial reporting, internal control assistance and training to community banks and was a designated financial institution specialist. Ms. Hickox serves on the boards of the Baylor Oral Health Foundation and the Texas A&M Commercial Banking Program. She is a licensed certified public accountant and is a member of the AICPA, the Texas Society of Certified Public Accountants and the Dallas CPA Society.

James C. White. James C. White is the Executive Vice President and Chief Operations Officer of the Company, joining the Company in April 2016. He has over thirty years’ experience in the banking industry and has held a variety of management positions in finance, operations, product development, strategic planning, compliance and information technology. Prior to joining the Company, Mr. White served as Executive Vice President and Chief Operating Officer of Fischer & Company, a global corporate real estate firm that provides consulting, brokerage and technology solutions to many Fortune 500 companies from July 2015 to April 2016. Prior to Fischer, Mr. White served as Executive Vice President and Chief Operations Officer of Texas Capital Bank from February 2000 to June 2015 where he directed key operational areas and introduced and managed changes which supported growth for that bank. Mr. White holds a bachelor’s of science degree from the University of North Texas in business and control systems, is certified in Six Sigma, is a Certified Treasury Professional and is a current member of the Association of Financial Professionals.

James P. Tippit. James P. Tippit is Executive Vice President Corporate Responsibility of the Company and Independent Bank, assuming this position effective on January 8, 2018. Mr. Tippit oversees the Company’s and Independent Bank’s community development function. Mr. Tippit has been with Independent Bank since 2011 as Community Reinvestment Act (CRA) Officer and then Head of Corporate Responsibility. As Executive Vice President, he will continue to oversee Human Resources, CRA, Community Development, Marketing and Communications. Prior to his tenure at Independent Bank, Mr. Tippit worked for JP Morgan Chase in the Wealth Management Division and American Express Financial Advisors.

Mark S. Haynie. Mark S. Haynie is Executive Vice President and General Counsel of the Company and Independent Bank, effective March 1, 2018. Mr. Haynie has over 35 years’ experience in representing community banks in a wide variety of corporate, regulatory and securities matters. Prior to joining the Company, Mr. Haynie served as attorney, President and shareholder at Haynie Rake Repass & Klimko, P.C., a law firm, from 1996 to the present. Mr. Haynie has represented the Company since its formation in 2002, serving as lead counsel on all of the Company’s M&A and capital markets transactions. Mr. Haynie is a graduate of Texas Tech University and The University of Texas School of Law.

Douglas A. Cifu. Douglas A. Cifu is a member of the board of directors of the Company, joining the board in 2008. Mr. Cifu is the Chief Executive Officer of Virtu Financial LLC, a global electronic market making firm. He had previously served as President and Chief Executive Officer of Virtu Financial since 2008 when he co-founded the business with the Company’s largest shareholder, Vincent Viola. Mr. Cifu also has served as the President and Chief Operating Officer of Virtu Management LLC since 2008. Prior to the founding of Virtu Financial LLC in 2008, Mr. Cifu was a partner at the international law firm of Paul, Weiss, Rifkind, Wharton & Garrison, LLP, where he served as Deputy Chairman of the Corporate Department, Head of the Private Equity Group and a member of the firm’s Management Committee. Mr. Cifu’s qualifications to serve on the Company’s board of directors include his extensive experience representing and working with publicly traded companies and his experience as a director of the Company.

Craig E. Holmes. Craig E. Holmes is a member of the board of directors of the Company, joining the board in February 2013. Mr. Holmes provides strategic advisory services and manages personal investments. He also serves on the board of directors of Hobi International, Inc., a certified IT asset management company, joining the board in August 2009. From August 2017 through April 13, 2018, Mr. Holmes served as Co-President and Co-Chief Executive Officer of Global Power Equipment Group, Inc., an engineering, manufacturing and maintenance company. He previously served as Senior Vice President of Global Power Equipment Group, Inc. from October 2015 to July 2017, Chief Financial Officer of Global Power Equipment Group, Inc. from March 2017 to August 2017, Chief Financial Officer of Goodman Networks Incorporated, a telecommunications services company, from December 2014 to March 2015, and as Chief Financial Officer of Sizmek, Inc., formerly Digital Generation, Inc., a global advertising campaign management company, from October 2012 until December 2014. Mr. Holmes also previously served as Executive Vice President and Chief Financial Officer of Quickoffice, Inc., a mobile software company, from 2011 to 2012, and provided advisory and consulting services to the board of directors and management and led the finance functions for Enfora, Inc., a global manufacturing and software development company, from 2009 to 2011. Prior to 2009, Mr. Holmes held executive positions at several public and private companies. Mr. Holmes was a partner at Arthur Andersen, a national public accounting firm, where he worked from 1982 to 1995. Mr. Holmes holds a Masters and BBA from Texas Tech University. He served on the University of Texas at Dallas School of Management Board of Advisors from January 2003 to December 2009 and the Dallas Summer Musicals Board of Directors from December 2004 to January 2010. Mr. Holmes’ qualifications to serve on the Company’s board of directors include his extensive experience as chief financial officer of publicly traded companies, and his experience in finance, accounting and executive management and his experience as a director of the Company.

J. Webb Jennings, III. J. Webb Jennings, III is a member of the board of directors of the Company, joining the board in April 2014 in connection with the Company’s acquisition of BOH Holdings, Inc. and its subsidiary, Bank of Houston. Mr. Jennings founded Salt Investment Partners in January 2016 to focus on direct investing in lower, middle-market companies. He previously served as a vice president at Hancock Park Associates, a middle market private equity firm with offices in Houston, Texas, and Los Angeles, California, from 2007 to 2015. Mr. Jennings served on the Bank of Houston board of directors since that bank was formed in 2005 as well as the BOH Holdings board of directors. He currently serves on the boards of directors of Alloy Merchant Finance, Automation Technology, Inc., and a privately held, diversified investment company. Mr. Jennings also serves on the boards of directors of several Houston based charitable organizations and foundations. Mr. Jennings graduated with a B.A. from The University of Texas and an M.B.A. from Southern Methodist University. Mr. Jennings’ qualifications to serve on the Company’s board of directors include his extensive business experience in Houston and his experience as a director of BOH Holdings, Bank of Houston, and the Company.

Tom C. Nichols. Tom C. Nichols became a member of the board of directors of the Company in connection with the Company’s acquisition of Carlile on April 1, 2017. Mr. Nichols previously served as the Chairman and Chief Executive Officer of Carlile.

Mr. Nichols has acquired, merged, and sold banking organizations and other financial services companies for over 30 years. He began his banking career in 1969 as a bank examiner with the FDIC. From 1973 – 1976, he served in various banking capacities in Oklahoma, New Mexico and Texas. In 1976, Mr. Nichols joined Gerald J. Ford (Ford Bank Group) and from 1976 – 1994, was involved in buying and operating numerous banks in Texas and New Mexico. Mr. Nichols served Ford Bank Group as the President and Chief Operating Officer and later, Chairman, President and Chief Executive Officer of Ford’s lead bank, First National Bank of Lubbock. In 1993, Ford Bank Group merged with United New Mexico Financial Corporation forming First United Bank Group, at which time Mr. Nichols served as President and Chief Operating Officer. The Norwest Corporation acquired First United Bank Group in 1994 and Mr. Nichols served as Regional President of Norwest Bank Texas, N.A. from 1994 to 1995.

In 1996, Mr. Nichols formed State National Bancshares, Inc. (“SNBI”) and chartered its subsidiary, State National Bank, a de novo national banking association originally chartered in Lubbock, Texas. He recruited a number of other senior officers formerly with Ford Bank Group and United New Mexico to form the management team. From 1996 – 2005, SNBI completed 9 acquisitions and grew from a de novo in 1996 to assets of over $1.7 billion at the time of its acquisition by BBVA on January 3, 2007.

Mr. Nichols served as a member of the Board and Audit Committee of United New Mexico Financial Corporation from 1985 – 1988. He served as a Board member of the Texas Higher Education Coordinating Board and Chairman of the campus Planning Committee from 1992 – 1998. Mr. Nichols also served as a Director and member of the Audit Committee and Compensation Committees of BBVA-Compass USA from 2007 – 2009. Since 2005, Mr. Nichols has served as a Director and member of the Audit Committee and Compensation Committees of First Acceptance Corporation (FAC-NYSE).

Mr. Nichols holds a B.S. in Economics from Abilene Christian University. He is a resident of Colleyville, Texas. Mr. Nichols qualifications to serve on the Company’s board of directors include his previous service as Chairman of the Board, Chief Executive Officer and director of Carlile and his extensive experience as an executive officer and director of financial institutions.

G. Stacy Smith. G. Stacy Smith is a member of the board of directors of the Company, joining the board in February 2013. Mr. Smith is the Managing Partner of SCW Capital, L.P., a private equity hedge fund focusing on financial and energy sectors, a position he has held since August 2013. Mr. Smith is also co-founder and an active partner in Trinity Investment Group, which invests in private equity, public equity and hard assets. In addition, he serves as an advisor of EAW Energy Partners, an oil and gas minerals acquisition firm. In 1997, Mr. Smith co-founded Walker Smith Capital, a long/short equity hedge fund based in Dallas, Texas, and he served as portfolio manager of that firm for sixteen years. From 1994 through 1996, Mr. Smith was a co-founder and manager of Gryphon Partners, a long/short equity hedge fund focused on small and mid-cap domestic equities. He started his investment career as an energy analyst at Wasserstein Perella & Co., an international investment bank. Mr. Smith serves as a director of USD Partners, LP, a master limited partnership involved in the acquisition and development of energy related logistics assets, and WhiteHorse Finance, Inc., a closed end management investment company. He is a member of the Salesmanship Club of Dallas, an association of business professionals that supports local charitable organizations. Mr. Smith’s qualifications to serve on the Company’s board of directors include his extensive experience in overseeing the management of investment firms, his knowledge of the Texas banking market and his experience as a director of the Company.

CORPORATE GOVERNANCE

Director Independence

Under The Nasdaq Stock Market Rules, independent directors must comprise a majority of the Company’s board of directors. The Nasdaq Stock Market Rules, as well as those of the SEC, also impose several other requirements with respect to the independence of directors.

The Company’s board of directors has evaluated the independence of its members based upon The Nasdaq Stock Market Rules and the SEC. Applying these standards, the board of directors has affirmatively determined that, with the exception of David R. Brooks and Daniel W. Brooks, each of the Company’s directors is an independent director, as defined under the applicable rules. The board of directors determined that each of David R. Brooks and Daniel W. Brooks does not qualify as an independent director because of his position as an executive officer of the Company and Independent Bank.

Board of Directors Leadership Structure

David R. Brooks currently serves as the Company’s Chairman of the Board, Chief Executive Officer and President. Mr. Brooks has served in both of these positions since the inception of the Company in 2002. Mr. Brooks’ primary duties are to lead the Company’s board of directors in establishing the Company’s overall vision and strategic plan and to lead the Company’s management in carrying out that plan. While the Company recognizes the inherent conflict of interest that arises when the positions are held by one person, the Company believes that the overall benefit of Mr. Brooks’ leadership in both roles outweighs any potential disadvantage of this structure. The Company’s lead independent director is Douglas A. Cifu who has served in this role since 2013. As lead independent director, Mr. Cifu serves as a liaison between the Chairman and the independent directors, presides over executive sessions of the independent directors, and consults with the Chairman on major corporate decisions.

The Company has also structured its management team to mitigate the corporate governance risk related to the dual positions held by David R. Brooks. Daniel W. Brooks, the Company’s Vice Chairman and Chief Risk Officer, is responsible for overseeing the Company’s credit function, the most important component of the Company’s operations. By having other executive officers with separate and distinct roles, the Company believes that it will obtain benefits similar to the benefits of having a separate Chairman and Chief Executive Officer.

Board of Directors Committees

In February 2013, the Company’s board of directors established standing committees at the Company level in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Strategic Planning Committee.

In the future, the Company’s board of directors also may establish such additional committees as it deems appropriate, in accordance with applicable law and regulations and the Company’s certificate of formation and Bylaws.

Audit Committee. The members of the Company’s Audit Committee are Craig E. Holmes (Chairman), Mark K. Gormley, G. Stacy Smith and, effective April 19, 2018, J. Webb Jennings, III. The Company’s board of directors has evaluated the independence of each of the members of the Audit Committee and has affirmatively determined that (i) each of the members meets the definition of an “independent director” under The Nasdaq Stock Market Rules, (ii) each of the members satisfies the additional independence standards under applicable SEC rules for audit committee service and (iii) each of the members has the ability to read and understand fundamental financial statements. In addition, the board of directors has determined that Mr. Holmes also qualifies as a financial expert and has the required financial sophistication due to his experience and background, which The Nasdaq Stock Market Rules require at least one such Audit Committee member have.

The Company’s Audit Committee has responsibility for, among other things:

•	selecting and reviewing the performance of the Company’s independent auditors and approving, in advance, all engagements and fee arrangements;

•	reviewing the independence of the Company’s independent auditors;

•	reviewing actions by management on recommendations of the independent auditors and internal auditors;

•	meeting with management, the internal auditors and the independent auditors to review the effectiveness of the Company’s system of internal controls and internal audit procedures;

•	reviewing the Company’s earnings releases and reports filed with the SEC;

•	reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports; and

•	handling such other matters that are specifically delegated to the Audit Committee by the Company’s board of directors from time to time.

The Company’s Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Audit Committee is available on the Company’s website at www.ibtx.com.

Compensation Committee. The members of the Company’s Compensation Committee are William E. Fair (Chairman), G. Stacy Smith and J. Webb Jennings, III. The Company’s board of directors has evaluated the independence of each of the members of the Compensation Committee and has affirmatively determined that each meets the definition of an “independent director” under The Nasdaq Stock Market Rules.

The board of directors has determined that each of the members of the Compensation Committee qualifies as a “nonemployee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, or the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

None of the directors who served on the Compensation Committee at any time during fiscal 2017 were officers or employees of the Company or were former officers or employees of the Company. Further, none of the directors who served on the Compensation Committee at any time during fiscal 2017 has any relationship with the Company requiring disclosure under “Certain Relationships and Related Transactions and Director Independence” under Item 13 below, other than William E. Fair, as described in that section. Finally, no executive officer of the Company serves, or in the past fiscal year has served, as a member of the compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on the Company’s Compensation Committee.

In accordance with its charter, the Compensation Committee has the responsibility and authority of establishing the philosophy that underlies the Company’s executive compensation program, for establishing and implementing that program and for reviewing and setting the compensation of each of the Company’s named executive officers and other executive officers. The Company’s board of directors has directed the Compensation Committee, in accordance with its charter, to ensure that the Company’s executive compensation program is designed and executed in a manner necessary to reflect the Company’s executive compensation philosophy, to achieve the Company’s goals and objectives and is consistent with regulatory requirements. Specifically, the Compensation Committee has responsibility for, among other things:

•	reviewing, monitoring and approving the Company’s overall compensation structure, policies and programs (including benefit plans) and assessing whether the compensation structure establishes appropriate incentives for the Company’s executive officers and other employees and meets the Company’s corporate objectives;

•	determining the annual compensation of the Company’s named executive officers as noted in “Executive Compensation and Other Matters”;

•	reviewing the Company’s executive officer compensation program and determining if:

•	such program is appropriately linked to the Company’s short-term and long-term financial and other performance;

•	the interests of the Company’s executive officers are appropriately aligned with the interests of the Company’s shareholders or can be more appropriately aligned through greater equity ownership by the Company’s executive officers and by having a greater proportion of executive officer compensation tied to the Company’s financial and other performance; and

•	the base salaries and incentive compensation opportunities provided to the Company’s executive officers are competitive with those packages offered by other similarly situated and similarly performing financial institutions;

•	addressing such other matters relating to the Company’s executive compensation program as it deems appropriate;

•	reviewing the compensation decisions made by the Company’s named executive officers with respect to the Company’s other executive officers;

•	Overseeing the administration of the Company’s equity plans and other incentive compensation plans and programs and preparing recommendations and periodic reports to the Company’s board of directors relating to these matters; and

•	handling such other matters that are specifically delegated to the Compensation Committee by the Company’s board of directors from time to time.

The Company’s Compensation Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Compensation Committee is available on the Company’s website at www.ibtx.com.

From time to time, the Compensation Committee may, by resolution of the Compensation Committee, delegate to one or more other committees of the board of directors of the Company separate but concurrent authority, to the extent specified in such resolution, to administer such plans with respect to employees of the Company and its subsidiaries and consultants who are not subject to the short-swing profit restrictions of Section 16(b) of the Exchange Act.

Since 2013, the Compensation Committee has engaged Johnson Associates, Inc. (“Johnson Associates”) as an independent compensation consultant. Johnson Associates has and continues to advise the Compensation Committee on a variety of matters regarding executive compensation, including compensation levels, incentive awards and plans, and performance awards and plans, and conducts analyses and performance measures when requested by the Compensation Committee. Other than its engagement through the Compensation Committee, Johnson Associates does not perform and has never performed any other services for the Company.

At the recommendation of the Compensation Committee, the Company’s board of directors adopted the 2015 Performance Award Plan, which was approved by the Company’s shareholders at the Company’s 2015 annual meeting. Pursuant to the 2015 Performance Award Plan, executive officers are eligible to receive cash and equity based performance awards based upon the achievement of goals related to the performance of the Company. At the end of each year, the Compensation Committee reviews the level of achievement of the pre-established performance goals.

Corporate Governance and Nominating Committee. The members of the Company’s CGNC are Douglas A. Cifu (Chairman), Donald L. Poarch and Michael T. Viola. The Company’s board of directors has evaluated the independence of each of the members of the CGNC and has affirmatively determined that each meets the definition of an “independent director” under The Nasdaq Stock Market Rules and SEC regulations.

The Company’s CGNC has responsibility for, among other things:

•	recommending persons to be selected by the Company’s board of directors as nominees for election as directors and to fill any vacancies on the Company’s board of directors; provided that if this Committee is not comprised solely of independent directors under The Nasdaq Stock Market Rules, the Committee shall make its recommendations to the independent members of the Company’s board of directors, who, in turn, shall nominate persons to be selected by the Company’s board of directors as nominees for election as directors and to fill any vacancies on the Company’s board of directors;

•	monitoring the function of the Company’s standing committees and recommending any changes, including the creation or elimination of any committee;

•	developing, reviewing and monitoring compliance with the Company’s corporate governance guidelines;

•	reviewing and approving all related person transactions for potential conflicts of interest situations on an ongoing basis;

•	reviewing annually the composition of the Company’s board of directors as a whole and making recommendations; and

•	handling such other matters that are specifically delegated to the CGNC by the Company’s board of directors from time to time.

The Company’s CGNC has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the CGNC is available on the Company’s website at www.ibtx.com.

In carrying out its functions, the CGNC has developed the following qualification criteria for all potential nominees for election, including incumbent directors, board nominees and shareholder nominees:

•	integrity and high ethical standards in the nominee’s professional life;

•	sufficient educational and professional experience, business experience or comparable service on other boards of directors to qualify the nominee for service on the Company’s board of directors;

•	evidence of leadership and sound judgment in the nominee’s professional life;

•	whether the nominee is well recognized in the community and has a demonstrated record of service to the community;

•	diversity of viewpoints, background, experience and other demographics;

•	a willingness to abide by any published code of conduct or ethics for the Company; and

•	a willingness and ability to devote sufficient time to carrying out the duties and responsibilities required as a member of the Company’s board of directors.

Diversity Policy. As described above, diversity is one criteria on which the CGNC bases its recommendations of new nominees for director positions. The inclusion of diversity in the criteria for director nominees reflects the board of directors’ belief that diversity is important to the effective functioning of the board of directors. On December 7, 2017, the board of directors of the Company adopted a Board Diversity Policy. This policy recognizes the importance and benefits of having a board of directors with a broad range of perspectives, backgrounds and experiences. The policy expresses the board’s belief that it should be comprised of individuals who have differences in skills, industry experiences, backgrounds, gender and race/ethnicity.

The policy provides that, in its annual review of the board of directors’ effectiveness and in connection with its recommendation of the nominees for directors, the CGNC will:

•	consider the benefits of all aspects of diversity in order to enable the board of directors to discharge its duties and responsibilities effectively;

•	consider candidates on merit based on their talents, experiences, areas of expertise, skills, character, qualities and interpersonal communication and acumen, as well as a criteria designed to promote diversity;

•	consider the balance of skills, experiences, independence and backgrounds of all of the directors and the diversity representation on the board of directors, including gender; and

•	in respect of gender, the CGNC will consider and recommend to the board of directors potential strategies for identifying female board candidates.

The Policy provides that the CGNC will discuss and agree annually on measurable objectives for achieving diversity on the board of directors and recommend the objectives for adoption. The CGNC met on April 3, 2018, and as part of their annual review of the Diversity Policy, recommended to the board of directors that the Company’s Chairman and CEO conduct a search to identify candidates to potentially fill the current vacancy, and potential future vacancies, on the board of directors. The CGNC recommended that the search emphasize potential candidates with experience levels and skill sets consistent with the current members of the board of directors, but the search should also recognize the benefits of gender and ethnic diversity. The board of directors adopted this objective on April 19, 2018.

Director Nominations. The Company’s board of directors does not have a policy with respect to the consideration of any director candidates recommended by shareholders. All recommended candidates will be considered by the CGNC of the board of directors for nomination in light of the attributes specified in this section.

A notice of a shareholder to make a nomination of a person for election as a director of the Company must be made in writing and received by the Corporate Secretary of the Company (i) in the event of an annual meeting of shareholders, not more than one hundred twenty (120) days and not less than ninety (90) days in advance of the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called on a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the fifteenth (15) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; or (ii) in the event of a special meeting of shareholders, such notice shall be received by the Corporate Secretary not later than the close of business on the fifteenth (15) day following the day on which notice of the meeting is first mailed to shareholders or public disclosure of the date of the special meeting was made, whichever first occurs.

Every such notice by a shareholder must set forth:

(i)        the name and residence address of the shareholder of the Company who intends to make a nomination or bring up any other matter;

(ii)        a representation that the shareholder is a holder of the Company’s voting stock (indicating the class and number of shares owned) and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice;

(iii)        with respect to notice of an intent to make a nomination for the election of a person as a director of the Company, a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

(iv)        with respect to an intent to make a nomination, such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the board of directors of the Company.

At the meeting of shareholders, the Chairman shall declare out of order and disregard any nomination or other matter not presented in accordance with these requirements.

The shareholder must also submit the nominee’s consent to be elected and to serve. The board of directors may require any nominee to furnish any other information that may be needed to determine the eligibility and qualifications of the nominee. Any recommendations in proper form received from shareholders will be evaluated in the same manner that potential nominees recommended by directors or management are evaluated.

Director Nominee Agreements. In connection with the Company’s acquisition of Carlile, effective April 1, 2017, the Company entered into nominee agreements with Tom C. Nichols, Trident IV PF Depository Holdings, LLC and Trident IV Depository Holdings, LLC (together, these entities, “Trident”) and LEP Carlile Holdings, LLC (“LEP”) whereby Mr. Nichols, Trident and LEP would have certain continuing rights to propose nominees to the Company’s board of directors and maintain certain representation on the board. Under his agreement, Mr. Nichols has certain continuing rights to be a board nominee to the Company’s board of directors. Under his agreement and provided that Mr. Nichols continues to satisfy the Company’s governance and ethics policies, the Company is required to nominate and recommend Mr. Nichols for election as a Class I director of the Company, and the Company, as the sole shareholder of Independent Bank, is required to elect Mr. Nichols as a director of Independent Bank. If Mr. Nichols no longer beneficially owns at least 50% of the aggregate number of shares of common stock of the Company that he received in the Company’s acquisition of Carlile, then upon the written request of the Company’s board, Mr. Nichols will resign from the Company’s board and the Company will have no further obligations to nominate and recommend Mr. Nichols for election to the Company’s board.

Under the Company’s agreement with LEP, LEP has the right to designate one person as a nominee to serve on the Company’s board of directors during the term of the agreement. Mr. Gormley is currently the designee of LEP. Provided that Mr. Gormley continues to satisfy the Company’s governance and ethics policies, the Company is obligated to nominate and recommend Mr. Gormley as a Class II director. LEP has the right to appoint substitute representatives in certain circumstances. If LEP no longer beneficially owns at least 50% of the aggregate number of shares of the Company common stock that it received in the Company’s acquisition of Carlile, then upon the written request of the Company’s board of directors, LEP will cause its nominee to resign from the Company’s board and the Company will have no further obligation to nominate and recommend LEP’s nominee for election to the Company’s board. Trident, which had a similar agreement, has sold all of its shares of Company common stock and, in connection with such sale, Mr. Doody resigned as a director of the Company on March 15, 2018. Each of Messrs. Nichols and Gormley receive the same compensation and indemnification as the Company’s other nonemployee directors.

Strategic Planning Committee. The members of the Strategic Planning Committee are G. Stacy Smith (Chairman), David R. Brooks, William E. Fair, and Tom C. Nichols. The Company’s board of directors has evaluated the independence of each of the members of the Strategic Planning Committee and has affirmatively determined that Mr. Nichols, Mr. Smith and Mr. Fair meet the definition of an “independent director” under The Nasdaq Stock Market Rules. Mr. Brooks does not meet the definition of “independent director” under The Nasdaq Stock Market Rules because he is an executive officer of the Company.

The Company’s Strategic Planning Committee has responsibility for, among other things:

•	establishing plans for the growth of the Company, including organic growth plans and strategic acquisitions;

•	identifying new market areas;

•	identifying new management candidates to enhance product and geographic expansion;

•	identifying acquisition targets and developing plans to pursue acquisitions of such identified targets; and

•	reviewing capital and financing levels, financial partners, and ensuring continued access to capital and financing.

The Company’s Strategic Planning Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Strategic Planning Committee is available on the Company’s website at www.ibtx.com.

Board of Directors Meetings

The board of directors of the Company (including regularly scheduled and special meetings) met twelve (12) times during the 2017 fiscal year. The Audit Committee met six (6) times during the 2017 fiscal year. The Compensation Committee met three (3) times during the 2017 fiscal year. The CGNC met two (2) times during the 2017 fiscal year. The Strategic Planning Committee met three (3) times during the 2017 fiscal year. During fiscal year 2017, each director participated in at least 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which he was a director) and (ii) the total number of meetings of all committees of the board of directors on which he served (during the period that he served), except for Doug Cifu who attended 67% of board meetings (eight out of twelve meetings).

Shareholder Communications with Directors

To communicate with the Company’s directors, shareholders should submit their comments to Jan Webb, Corporate Secretary, either by sending written correspondence via mail or courier to Independent Bank

Group, Inc., 1600 Redbud Boulevard, Suite 400, McKinney, Texas 75069; or via email at jwebb@ibtx.com. Shareholder communications will be sent directly to the specific director or directors of the Company indicated in the communication or to all of the Company’s directors if not specified.

Code of Conduct; Code of Ethics for Chief Executive Officer and Senior Financial Officers

The Company has a Code of Conduct in place that applies to all of the Company’s directors, officers and employees. The Code of Conduct sets forth the standard of conduct that the Company expects all of the Company’s directors, officers and employees to follow, including the Company’s Chief Executive Officer and Chief Financial Officer. In addition, the Company has a Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to each of the Company’s senior executive and senior financial officers, including the Company’s Chief Executive Officer and Chief Financial Officer, principal accounting officer and controller, and sets forth specific standards of conduct and ethics that the Company expects from such individuals in addition to those set forth in the Code of Conduct. The Company’s Code of Conduct and the Company’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers is available on the Company’s website at www.ibtx.com. The Company expects that any amendments to the Code of Conduct or the Code of Ethics for the Chief Executive Officer and Senior Financial Officers, or any waivers of their respective requirements, will be disclosed on the Company’s website, as well as any other means required by The Nasdaq Stock Market Rules or the SEC.

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines to assist the Company’s board of directors in the exercise of its fiduciary duties and responsibilities and to promote the effective functioning of the board of directors and its committees. The Company’s Corporate Governance Guidelines are available on the Company’s website at www.ibtx.com.

Compensation Committee Interlocks and Insider Participation

During 2017, no executive officer of the Company served as (1) a member of a compensation committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (2) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or (3) a member of the compensation committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company. In addition, none of the members of the Compensation Committee (a) was an officer or employee of the Company or any of its subsidiaries in 2017, (b) was formerly an officer or employee of the Company or any of its subsidiaries or (c) had any relationship that required disclosure under “Certain Relationships and Related Transactions,” except as is disclosed under such section for William E. Fair.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Named Executive Officers

The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during 2017, as well as the Company’s four other most highly compensated executive officers for 2017, are collectively referred to as the Company’s “named executive officers.” The compensation of our executive officers is discussed below.

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the board of directors is responsible for making recommendations to the board of directors relating to the compensation of the Company’s Chairman of the Board, Chief Executive Officer and President, the other named executive officers, and the directors. William E. Fair, J. Webb Jennings, III, and G. Stacy Smith, each of whom the board of directors has determined to be an independent director, as defined in The Nasdaq Stock Market Rules and SEC regulations, serve on the Compensation Committee.

This discussion and analysis describes the components of the Company’s compensation program for its named executive officers and describes the basis on which the Compensation Committee made its 2017 compensation determinations with respect to the named executive officers of the Company.

Role of Executives in Establishing Compensation

The Compensation Committee, either as a committee or together with the other independent directors of the Company, make all recommendations to the board of directors with respect to the compensation of the Company’s executive officers, including the named executive officers, which the board of directors then reviews and, if satisfactory, approves. The Chairman of the Board, Chief Executive Officer and President provides input regarding the performance of the other named executive officers and makes recommendations for compensation amounts payable to the other named executive officers. The Compensation Committee evaluates the Chairman of the Board, Chief Executive Officer and President’s performance in light of the Company’s goals and objectives relevant to his compensation. The Chairman of the Board, Chief Executive Officer and President is not involved with any aspect of determining his own pay.

Compensation Committee Activity

When reviewing named executive officer compensation, the Compensation Committee and the board of directors review all elements of current and historic compensation for each named executive officer. The Compensation Committee also makes recommendations to the board of directors as to all stock grants to the named executive officers made pursuant to the Company’s equity incentive plans.

Objectives/Philosophy

The Company has compensated the Company’s named executive officers through a mix of base salary, cash incentive bonuses, restricted stock grants and other benefits, including to a limited extent, perquisites. The Company believes the current mix of these compensation elements and the amounts of each element provide the Company’s named executive officers with compensation that is reasonable, competitive within the Company’s markets, appropriately reflects the Company’s performance and their particular contributions to that performance, and takes into account applicable regulatory guidelines and requirements. Each of the Company’s named executive officers is also an officer of Independent Bank and has substantial responsibilities in connection with the day-to-day operations of Independent Bank. As a result, each named executive officer devotes a substantial majority of his or her business time to the operations of Independent Bank, and the compensation he or she receives is paid largely to compensate that named executive officer for his or her services to Independent Bank.

The Compensation Committee’s philosophy is to provide a compensation package that attracts and retains executive talent, provides rewards for superior performance and produces consequences for underperformance. It is also the Compensation Committee’s practice to provide a balanced mix of cash and equity-based compensation that the committee believes appropriate to mitigate risk and align the short and long-term interests of the Company’s executives with that of the Company’s shareholders and to encourage executives to participate and perform as equity owners of the Company.

We believe that to attract and retain the quality of executive talent necessary to achieve our long-term strategic business goals, we must offer a competitive compensation package to our executives. The Compensation Committee seeks to attract executive talent by offering competitive base salaries, annual performance incentive opportunities, and long-term awards under the Company’s long-term incentive programs (including restricted stock grants under our equity incentive plan). When considering pay decisions for our named executive officers, we generally target a range of the median to the 75th percentile of the market for total compensation. While applying no specific formula or weighting of each factor, we also consider the executive’s scope of responsibilities, skills and experience, overall Company performance and the board of directors’ evaluation of the executive’s individual performance. Based on our business strategy and the results we expect from our executives, we attempt to blend their compensation pay between short and long-term pay as well as the mix of cash and equity compensation. We believe the design of our compensation programs and the amounts paid have been and continue to be appropriate and reasonable. We continually review our programs to ensure they are aligned with our business objectives and shareholder interests.

The Compensation Committee measures the Company’s senior management compensation levels with comparable compensation levels in industry benchmark studies and peer group data. We use survey data to benchmark our executive positions to those at other banking institutions with total asset size similar to ours. In each of the last four years, the Compensation Committee engaged Johnson Associates to conduct an independent third party executive compensation review and provide analyses, conclusions and recommended considerations for the key executives of the Company. The review included an analysis of the total direct compensation (base salary, annual incentives, long-term incentives and perquisites), plus an assessment of the competitiveness of the Company’s incentive compensation, based on asset size, geography and operations, as compared to a peer group of companies and published survey data from similarly sized companies in the banking industry. The peer group companies considered by the Compensation Committee were as follows:

Texas Capital Bancshares	CVB Financial

Sterling Bancorp	Bancfirst

Home Bancshares	S&T Bancorp

Bank of the Ozarks	Opus Bank

First Financial Bankshares	Simmons First National Corp

LegacyTexas (Viewpoint)	Community Bank System

Eagle Bancorp	South State Bank

Pinnacle Financial Partners	Florida Community Bank

It is the Compensation Committee’s practice to provide incentives that promote both the short and long-term financial objectives of the Company. To motivate our executives to achieve our strategic business goals, we offer the opportunity to earn the targeted level of pay through incentive compensation that correlates to the Company’s short and long-term performance. These incentives are based on financial and investment metrics underlying Company performance, including net income, loan and deposit growth, credit quality, return on equity and tangible book value. Annual bonuses reward achievement of short-term objectives based on the Company’s operational business plan that are established to encourage our executives to make decisions currently that promote shareholder value. Long-term incentive programs encourage executives to focus on the Company’s long-term strategic goals, which are catalysts to drive shareholder value, while accomplishing a high rate of retention of our executives. Our compensation program also accounts for individual performance, which enables the Compensation Committee to differentiate among executives and emphasize the link between personal performance and compensation.

Compensation Policies and Practices and the Company’s Risk Management

The Compensation Committee and the board of directors have reviewed the compensation policies and practices for all employees and does not believe that any risks arise from the Company’s compensation policies and practices for the Company’s executive officers and other employees that are reasonably likely to have a material adverse effect on the Company’s operations, results of operations or financial condition.

Elements of Compensation

The following is a summary of the elements of compensation provided to our Chief Executive Officer and other members of senior management. Further details and disclosures of each of these elements can be found in the tabular disclosures that follow.

Base Salary. Base salaries paid to our executives are intended to competitively compensate them for the experience and skills needed to perform their current roles, as well as reward their prior individual performance. We seek to provide our senior management with a level of assured cash compensation in the form of base salary that reflects their professional status, accomplishments and experience.

The base salaries of the Company’s named executive officers are reviewed annually by the Compensation Committee as part of the Company’s performance review process as well as upon the promotion of an executive officer to a new position or another change in job responsibility. In establishing base salaries for the Company’s named executive officers for 2017 and prospectively for 2018, the Compensation Committee, relied on external market data obtained from outside sources, including Johnson Associates, the Compensation Committee’s compensation consultant, and the Independent Bankers Association of Texas and other banking industry trade groups. In addition to considering the information obtained from such sources, the Compensation Committee, has considered:

•	each named executive officer’s scope of responsibility;

•	each named executive officer’s years of experience;

•	the types and amount of the elements of compensation to be paid to each named executive officer;

•	the Company’s financial performance and performance with respect to other aspects of the Company’s operations, such as the Company’s growth, asset quality, profitability and other matters, including the status of the Company’s relationship with the banking regulatory agencies; and

•	each named executive officer’s individual performance and contributions to the Company’s performance, including leadership, team work and community service.

As part of this process, the Compensation Committee reviews the Johnson Associates peer group analysis and identifies the market median base salary. The Compensation Committee then reviews the Company’s financial performance, comparing performance metrics of the Company described above to the same performance metrics of the peer group companies. The Compensation Committee significantly weighs the extent to which the Company out performs or under performs the peer group companies in its review of named executive officer compensation.

Following its review, the Compensation Committee makes recommendations to the Company’s board of directors, which reviews the recommendation and sets the annual salaries for the named executive officers. The Compensation Committee met in December 2017 and approved base salaries for 2018 for the named executives as follows: Mr. David R. Brooks-$725,000; Ms. Michelle S. Hickox-$325,000; Mr. Daniel W. Brooks-$425,000; Mr. Brian Hobart-$400,000; and Mr. James. C. White-$310,000.

Annual Incentive Bonus. The Company typically has paid a cash bonus and made grants of restricted shares of Company common stock under the Company’s 2013 Equity Incentive Plan, or Equity Incentive Plan, to its named executive officers. The Compensation Committee uses annual incentive cash and stock awards to recognize and reward those named executive officers who contribute meaningfully to the Company’s performance for the year. The Compensation Committee has, within its sole discretion, determined whether such cash bonuses will be paid for any year and the amount of any bonus paid as well as determined whether stock awards will be granted for any year and the number of any restricted shares granted and the vesting of such awards. In determining whether to pay annual cash bonuses and make stock awards, the Compensation Committee establishes performance goals for the Company and the executive officer at the beginning of the year and then reviews the Company’s and the executive’s performance at the end of the year to determine the extent to which the pre-established goals have been obtained. Performance measures used by the Compensation Committee in establishing performance goals have included such factors as:

•	the overall financial soundness of the Company (asset quality, risk controls, balance sheet/capital management);

•	the Company’s organic loan growth and growth through strategic acquisitions;

•	the Company’s profitability (earnings growth and operating efficiencies);

•	the executive’s role in the Company’s achievement of target percentage increases in growth and profitability;

•	the executive’s role in specific strategic and operational functions, such as successful implementation of the Company’s acquisition strategy, overall management of financial reporting, and supervision of the Company’s credit function; and

•	the personal performance of the executive officer and contributions to the Company’s performance for the year, including leadership, team work and community service.

The Compensation Committee also reviews external market data in weighting achievement of performance goals and applies market medians to the level of performance in setting the cash and stock awards. The Compensation Committee also establishes performance measures and sets applicable performance targets for each performance measure with respect to performance-based cash incentive and equity incentive awards under the 2015 Performance Award Plan.

Specifically, the goals for executive officers were based upon the Company’s overall performance in executing the Company’s key strategic initiatives, which are organic growth, growth through acquisitions, increased profitability and improved efficiency, maintenance of excellent credit quality and enhancement of shareholder value. The successful execution of these strategies are measured by organic loan and deposit growth, completion of strategic acquisitions, net income, efficiency ratios, asset quality and regulatory capital ratios, earnings per share, return on equity, tangible book value, and the payment of a dividend. Mr. David Brooks’ goals for 2017 were based upon all of these metrics. Mr. Dan Brooks’ goals for 2017 were weighted toward asset quality metrics (nonperforming assets to total assets ratio, nonperforming loans to total loans ratio and charge offs as a percentage of total loans). Mr. Hobart’s goals for 2017 were weighted toward organic loan growth and maintaining appropriate diversification of the overall loan portfolio (commercial real estate, commercial and industrial, etc.). Ms. Hickox’s goals for 2017 were weighted toward earnings performance (net income, net interest margin and efficiency ratio). Mr. White’s goals for 2017 were weighted toward operating efficiency metrics. For 2017, the maximum award of cash and stock for senior management of the Company was 200% of the executive’s base salary. In 2017, the metrics set for the named executive officers were those believed to be generally controllable by the respective named executive officer and which the Compensation Committee believed would result in increased shareholder value if achieved. Based on the achievement of the performance criteria in 2017, Mr. David Brooks earned 200% of his base salary, Ms. Hickox earned 100% of her base salary, Mr. Daniel Brooks earned 125% of his base salary, Mr. Hobart earned 121.33% of his base salary, and Mr. White earned 96.49% of his base salary. While the performance goals drive the bonus plan and executive awards, the Compensation Committee retains discretion to adjust payouts of the awards based on the performance of the Company, including audit regulatory compliance and community service and the individual officer performance, as deemed appropriate. The Compensation Committee met in December 2017 to establish the specific goals for the named executive’s 2018 bonus. Such goals were based on similar criteria as established in 2017.

We presently offer restricted stock grants under the Equity Incentive Plan approved by shareholders in 2013. The purpose of our Equity Incentive Plan is to attract, motivate, retain and reward high quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its related entities by enabling such persons to acquire or increase an ownership interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with long term performance incentives to expend their maximum efforts in the creation of shareholder value. We continue to review this program to ensure that this form of equity compensation will drive our executives toward successful long-term business results. Grants made under the Equity Incentive Plan typically vest over a three or five year period, commencing on the first anniversary of the grant. Unvested restricted stock granted under the Equity Incentive Plan vest immediately upon the occurrence of a change of control event. Unvested awards granted under the Equity Incentive Plan expire should the officer be terminated with cause, as defined in the Equity Incentive Plan. Restricted stock grants awarded under the Equity Incentive Plan are not assignable or transferable by a grantee.

Generally, the Compensation Committee, based in part on discussions with the Company’s Chairman of the Board, Chief Executive Officer and President, determines the amount of restricted stock awards that are part of the annual incentive bonuses. In January, 2018, the Company granted key employees, including the named executive officers disclosed herein, an aggregate of 89,862 shares of restricted stock, which vest over three years (38,362 shares) and five years (51,500 shares). Restricted stock grants are also made from time to time in connection with the employment or retention of officers. These restricted stock grants typically vest over five years and are based upon market conditions, past and/or expected performance of the officer, and retention considerations. Grantees are required to sign confidentiality, nonsolicitation and noncompetition agreements in connection with receipt of the restricted stock grants to preclude actions detrimental to the Company.

We do not release material, nonpublic information for the purpose of affecting the value of executive compensation, nor do we award restricted stock grants to executives in coordination with the release of material, nonpublic information. Moreover, under our insider trading policy, executive officers, directors and immediate family members of the Company may not buy or sell our stock during a trading period beginning fifteen days before the end of a fiscal quarter until two business days following the release of quarterly earnings information. Trading by directors and executive officers of the Company is also prohibited during designated periods when they possess material, nonpublic information about the Company.

On January 31, 2016 and 2017, each nonemployee director (other than directors Doody, Gormley and Nichols who became directors on April 1, 2017) received 907 and 481 restricted stock grants, respectively (see “Director Compensation” on page 38). These nonemployee director grants vest over a three year period from the date of grant.

Restricted Stock-related Payments. Under the Company’s stock grant plans in effect until April 2013, the Company agreed to pay to the holders of restricted stock granted by the Company a cash amount equal to

25% of the then fair market value of any shares vesting within thirty days after those shares vest. The Company pays that amount to provide the holder of vested shares a source of funds to pay the federal income taxes due with respect to compensation income recognized upon the vesting of the shares. See footnote 4 to the “Summary Compensation Table” on page 34.

Independent Bank Group 401(k) Profit Sharing Plan. The Independent Bank Group 401(k) Profit Sharing Plan, or the 401(k) Plan, is designed to provide retirement benefits to all eligible full-time and part-time employees. The 401(k) Plan provides employees the opportunity to save for retirement on a tax-favored basis. The Company’s named executive officers, all of whom were eligible to participate in the 401(k) Plan during 2017, 2016 and 2015, may elect to participate in the 401(k) Plan on the same basis as all other employees. Employees may defer from 1% to 100% of their compensation to the 401(k) Plan up to the applicable Internal Revenue Service limit. The Company matches from 50% to 100% of an employee’s annual contribution to the 401(k) Plan, depending on the employee’s years of service with the Company, up to a total of 6% per annum of the employee’s eligible salary. The Company makes its matching contributions in cash, and that contribution is invested according to the employee’s current investment allocation. Beginning in 2014, the 401(k) Plan permits investments in Company common stock. The Company made contributions to its named executive officers’ accounts in the 401(k) plan in 2017, 2016 or 2015 in varying amounts depending on the amounts of the contributions made by the named executive officers to their respective 401(k) Plan accounts.

The Company does not maintain any defined benefit plan, actuarial benefit plan, supplemental executive retirement plan or deferred compensation plan for the Company’s named executive officers or any other employees. Moreover, the Company has no plan, agreement and other arrangement with any of the Company’s named executive officers relating to the payments of any amounts upon the retirement of such named executive officer from employment with the Company or any other separation from service with the Company.

Executive Employment Agreement, Award Agreements and Potential Payments Upon a Change in Control. The Company does not have employment agreements with any of the Company’s named executive officers other than Mr. James C. White, Executive Vice President and Chief Operations Officer of the Company. The other named executive officers of the Company identified herein are employees “at will” of the Company. The compensation that the Company pays to its named executive officers is determined at the discretion of the Company’s board of directors based upon the Compensation Committee’s recommendation.

Mr. White’s employment agreement with the Company is for an indefinite term and may be terminated by either party at any time on thirty days’ prior written notice. The agreement provides for Mr. White to receive a salary of $265,000 per annum and to be eligible to receive an annual incentive bonus if he and the Company attain pre-established performance goals for the year in question. The annual bonus amount will be determined by the Company’s board of directors based on its review of the extent to which the annual performance goals have been attained. The target amount of the annual bonus is approximately 50% of Mr. White’s annual base salary, with any bonus paid being payable 65% in cash and 35% in restricted shares of the Company common stock that will vest if Mr. White remains employed by the Company for three years after the restricted shares are awarded. Mr. White’s employment agreement also provided for the grant of 12,000 restricted shares of Company common stock to Mr. White that will fully vest if Mr. White remains employed by the Company for five years after their grant.

In connection with the issuance of the shares of restricted stock the Company issued to the Company’s executive officers and certain senior officers of Independent Bank pursuant to the Equity Incentive Plan, the Company requires that each recipient of an award enter into an award agreement that includes noncompetition and nonsolicitation covenants. Each such agreement provides that the award recipient will not compete with the Company for a specified period following the termination of his or her employment with the Company or Independent Bank. Competition for such purposes is defined to include such person acting as an officer, director, manager or employee of, or a consultant to, any bank holding company, bank or other financial institution conducting banking operations in the Company’s market areas in the State of Texas. The periods for which such competition is prohibited is two years for David R. Brooks, one year for each of Daniel W. Brooks, Michelle S. Hickox, Brian E. Hobart and James C. White and three months for those award recipients who are senior officers of Independent Bank. The various award recipients also agree not to solicit other employees or customers of the Company or Independent Bank. The nonsolicitation period for the Company’s executive officers is one year following the termination of their employment with the Company or Independent Bank. The nonsolicitation period for officers of Independent Bank is set by the Compensation Committee for each officer and ranges from three months to one year following termination of employment.

The Company has entered into Change in Control Agreements (the “Change in Control Agreements”) with David R. Brooks, Chairman, Chief Executive Officer and President, Daniel W. Brooks, Vice Chairman and Chief Risk Officer, Brian E. Hobart, Vice Chairman and Chief Lending Officer, and Michelle S. Hickox, Executive Vice President and Chief Financial Officer , and James C. White, Executive Vice President and Chief Operations Officer, James P. Tippit, Executive Vice President – Corporate Responsibility, and Mark. S. Haynie, Executive Vice President and General Counsel (each individually, the “Executive”). Each of the Change in Control Agreements provides, among other things, that if, within twelve months following the occurrence of a Change in Control of the Company (see below), (a) the Company terminates the Executive’s employment without Cause (see below) or the Executive terminates his or her employment for Good Reason (see below) and (b) the Executive signs and allows to become effective a general release of all known and unknown claims in favor of the Company and its affiliates, then (i) the Executive will be entitled to a lump sum cash payment in an amount equal to three times the sum, for David R. Brooks, or two times the sum, for Daniel W. Brooks, Brian E. Hobart, Michelle S. Hickox, James C. White, James P. Tippit and Mark S. Haynie, of (x) the Executive’s current annual base salary, plus (y) the Executive’s target total annual bonus for the year of termination, (ii) all of Executive’s unvested grants of restricted stock will become vested and will no longer be subject to restriction or forfeiture, and (iii) Executive shall continue to be a participant in the Independent Bank Survivor Benefit Plan such that, upon Executive’s death and provided certain thresholds are met, the Company will pay to the Executive’s beneficiary, as a survivor benefit, a single lump sum cash payment equal to the Executive’s annual base salary in effect on the date of the termination of the Executives’ employment. Each of the Change in Control Agreements provides further that the amount of payments and benefits payable to the Executive is subject to reduction to the extent necessary to ensure that such amount does not constitute a “parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended.

We believe our Change in Control Agreements are conservative when compared to the competitive market. We view them as necessary to ensure the continued focus of our executives on making the appropriate strategic decisions for the Company even if the decision involves a change in control.

As used in the Change in Control Agreements, a “Change in Control” is defined as one or more of the following:

•	the acquisition by any person or entity of beneficial ownership of 50% or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, that the following shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (z) any acquisition by any corporation pursuant to a transaction which complies with the Change in Control Exceptions (defined below);

•

during any period of 2 consecutive years (not including any period prior to February 21, 2013) individuals who constituted the board of directors on February 21, 2013 (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board of directors; provided, however, that any individual becoming a director subsequent to February 21, 2013 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the board of directors;

•	consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board of directors, providing for such Business Combination (collectively, clauses (a), (b) and (c) are referred to as “Change in Control Exceptions”); or

•	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

As used in the Change in Control Agreements, “Cause” means termination of an employee due to any of the following after the Company provides notice to the employee by the Company, specifying such Cause with reasonable particularity, and giving the employee 30 days from the receipt thereof in which to cure the act or omission complained of, unless the act or omission of its very nature cannot be cured:

•	material act of self-dealing between the Company and the employee which is not disclosed in full to, and approved by, the board of directors;

•	deliberate falsification by the employee of any records or reports;

•	fraud on the part of the employee against the Company or any of its subsidiaries or affiliates;

•	theft, embezzlement or misappropriation by the employee of any funds of the Company, or conviction of any felony;

•	execution of any document transferring, or creating any material lien or encumbrance on, any material property of the Company, not in the ordinary course of business, without authorization of the board of directors;

•	engagement by the employee in inappropriate behavior which is found by the Company after due investigation to be sexual harassment or assault;

•	declaration by an independent medical authority that the employee is addicted to drugs or alcohol; or

•	any recommendation or suggestion by any bank regulatory authority that the employee’s employment must be terminated.

As used in the Change in Control Agreements, “Good Reason” means termination by an employee due to any of the following after the employee has provided written notice to the Company of the existence of the circumstances alleged to constitute Good Reason and the Company has had at least 30 days from the date on which such notice is provided to cure such circumstances (if the employee does not terminate his or her employment within 90 days of the first occurrence of such circumstances, the employee is deemed to have waived his or her right to terminate for Good Reason with respect to such circumstances):

•	the assignment to the employee of any duties or responsibilities, other than in connection with a promotion, inconsistent in any material respect with employees position (including status, offices, titles and reporting relationships), authority, duties or responsibilities in effect immediately prior to a Change in Control, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly following receipt of notice thereof given by the employee;

•	a reduction in the executive’s compensation and benefits which were in effect immediately prior to a Change of Control;

•	the material breach by the Company of any provision of the Change in Control Agreement applicable to the employee; or

•	the requirement that the employee’s principal place of employment be based at a location further than 30 miles from the Company’s principal office immediately prior to the Change in Control.

Each Change in Control Agreement expires three years following the date on which such agreement was executed. Unless previously terminated, upon the expiration of the term thereof, each Change in Control Agreement will renew for successive one-year renewal terms provided that the Company’s Compensation Committee explicitly reviews such agreement and expressly approves each extension within a 90-day period prior to the end of such initial or renewal term. Each Change in Control Agreement automatically terminates without further action by the Company if the employee’s employment is terminated: by the Company for Cause or upon the employee’s death or disability or voluntarily by the employee without Good Reason.

Under the Change in Control Agreements, the Company is not obligated to make any payment to the employees subject to such agreements if any such payments or benefits to the employee would constitute a “golden parachute payment” as defined in 12 CFR §359 unless such payment can be made in compliance with such regulation. The Company is obligated to use commercially reasonable efforts to obtain any regulatory approvals required to enable it to make such payments under the applicable Change in Control Agreement.

In addition to the amounts payable under the Change in Control Agreements, the Company’s Equity Incentive Plan generally provides that, upon a Change in Control satisfying the requirements of such plan, all restrictions, deferrals of settlement and forfeiture conditions applicable to shares of restricted stock granted under such plan will lapse and such shares will be deemed fully vested as of the time of the Change in Control, except with respect to grants subject to the achievement of performance goals that the successor entity assumes or for which the successor entity provides a substitute (pursuant to the terms and conditions of such plan).

Benefits and Perquisites. The Company’s named executive officers are eligible to participate in the same benefit plans designed for all of the Company’s full-time employees, including health, dental, vision, disability and basic group life insurance coverage. The Company does not provide the named executive officers with any health and welfare benefits that are not generally available to its other employees. The Company also provides its employees, including its named executive officers, with a 401(k) plan to assist its employees, including its named executive officers, in planning for retirement and securing appropriate levels of income during retirement. The purpose of the Company’s employee benefit plans is to help the Company attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by the Company’s competitors. None of the perquisites or benefits paid or provided to any of the Company’s named executive officers exceeded $25,000 in amount for 2017, 2016 or 2015.

Insurance Premiums. Independent Bank maintains bank-owned life insurance policies with respect to certain of the Company’s named executive officers. Although Independent Bank is the named beneficiary of each of those policies, the Company has agreed with each of those named executive officers that if the officer dies while employed by Independent Bank, the Company will pay such named executive officer’s estate an amount equal to the amount of that officer’s salary for the year in which his or her death occurs out of the benefits Independent Bank receives under such policy.

Say-on-Pay and Say-on-Frequency. This proxy statement includes the Company’s first advisory “Say-On-Pay” and “Say-On-Frequency” proposals. It is expected that, in the future, the Compensation Committee will incorporate results of these advisory votes as one of many factors considered in connection with the discharge of its responsibilities.

Deductibility of Compensation. Section 162(m) of the Code generally limits the deductibility of compensation paid by a public company during a tax year to its chief executive officer and its other three most highly compensated executive officers for that tax year. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, under Section 162(m) of the Code qualifying performance-based compensation, including income from stock options and other performance based awards, may be deductible if the conditions of Section 162(m) are met. Although deductibility of compensation is preferred, tax deductibility is not a primary objective of the Company’s compensation programs. The Company believes that achieving its objectives under the compensation philosophy set forth above is more important than the benefit of tax deductibility. The Company reserves the right to maintain flexibility in how it compensates its executive officers that may result in limiting the deductibility of amounts of compensation from time to time.

For 2017, the Committee evaluated a variety company performance measures relating to profitability, growth, risk and strategic direction. The Committee did not believe it was appropriate or beneficial to shareholders to establish specific formulas and weighting to fund incentives. Therefore, compensation in excess of $1 million for 2017 may not be tax deductible.

Board of Directors Compensation Committee Report on Executive Compensation

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act that might incorporate the information in this Item 11. Executive Compensation or future filings with the SEC, in whole or in part, the following report of the Compensation Committee shall not be deemed to be incorporated by reference into any such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in Item 11. Executive Compensation of the Company’s Annual Report on Form 10-K.

The Compensation Committee

William E. Fair (Chairman)

J. Webb Jennings, III

G. Stacy Smith

Summary Compensation Table

The following table sets forth information regarding the compensation paid to each of the Company’s named executive officers for 2017, 2016 and 2015.

Name and Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	All Other Compensation(4)	Total

David R. Brooks, Chairman,	2017	$700,000	$750,000	$398,382	$61,534	$1,909,916
Chief Executive Officer and President(5)	2016	650,000	670,000	307,505	50,888	1,678,393
	2015	650,000	335,000	340,095	41,636	1,366,731

Michelle S. Hickox, Executive Vice	2017	$300,000	$200,000	$99,626	$86,277	$685,903
President and Chief Financial	2016	275,000	200,000	81,385	24,070	580,455
Officer	2015	265,000	100,000	80,022	12,850	457,872

Daniel W. Brooks, Vice Chairman and	2017	$400,000	$350,000	$149,409	$104,504	$1,003,913
Chief Risk Officer	2016	375,000	350,000	99,481	38,974	863,455
	2015	375,000	175,000	100,028	34,622	684,650

Brian E. Hobart, Vice Chairman and	2017	$375,000	$330,000	$124,486	$117,740	$947,226
Chief Lending Officer	2016	350,000	330,000	90,448	51,390	821,838
	2015	350,000	165,000	90,041	38,612	643,643

James C. White, Executive Vice President	2017	$285,000	$175,000	$49,782	$39,909	$549,691
and Chief Operating Officer(6)	2016	165,625	100,000	417,360	15,512	698,497

(1)	The amounts shown in this column represent salaries earned during the fiscal year shown.
(2)	The amounts of bonuses for each year shown were cash bonuses earned for that year, but that were paid in the following fiscal year.
(3)	The market values of the outstanding stock awards presented as of December 31, 2017, 2016 and 2015, are based on the market value of the Company’s common stock on the date of the grant which was $62.15 on January 31, 2017, $29.91 on January 29, 2016, and $31.21 on January 30, 2015. The grants awarded for each year shown were based upon the Company’s and the executive’s performance for the prior year.
(4)	Includes 401(k) contributions, health and welfare benefits, restricted stock related payments, insurance premiums and certain perquisites and other benefits. None of these individual components of All Other Compensation exceeded $25,000 in 2016 or 2015. In 2017, the Company made payments related to payroll taxes on restricted stock vesting for Daniel W. Brooks ($68,876), Brian E. Hobart ($68,033) and Michelle S. Hickox ($60,011).
(5)	Mr. Brooks became President of the Company on October 3, 2016.
(6)	Mr. White joined the Company as Chief Operations Officer effective April 21, 2016 and the salary shown for 2016 was received for the portion of that year in which he was employed by the Company. Such salary accrued at a rate of $265,000 per annum. As a result of Mr. White being an executive officer of the Company for only 2017 and 2016, only his compensation for 2017 and 2016 is disclosed above. The market value of the outstanding stock awards presented for Mr. White as of December 31, 2016 are based on the market value of the Company’s common stock on the date of the grant which was $34.78 on May 16, 2016.

Grants of Plan-Based Awards

The Compensation Committee grants restricted stock awards periodically. In 2017, restricted stock grants encompassing 104,962 shares of the Company’s common stock under the Equity Incentive Plan were granted to certain officers of which Mr. David Brooks, Ms. Hickox, Mr. Daniel Brooks, Mr. Hobart and Mr. White received 6,410, 1,603, 2,404, 2,003, and 801 shares, respectively. In 2016, restricted stock grants encompassing 88,220 shares of common stock under the Equity Stock Plan were granted to certain officers of which Mr. David Brooks, Ms. Hickox, Mr. Daniel Brooks, Mr. Hobart and Mr. White received 10,281, 2,721, 3,326, 3,024 and 12,000 shares, respectively. In 2015, restricted stock grants encompassing 106,124 shares of common stock under the Equity Stock Plan were granted to certain officers of which Mr. David Brooks, Ms. Hickox, Mr. Daniel Brooks and Mr. Hobart received 10,897, 2,564, 3,205 and 2,885 shares, respectively.

The following table discloses information related to restricted stock grants as of December 31, 2017:

Name	Grant Date	Estimated future payout under nonequity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)(1)	All other option awards: Number of securities underlying options (#)	Exercise Price or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David R. Brooks	January 31, 2017	--	--	--	--	--	--	6,410	--	--	$398,382
	January 29, 2016	--	--	--	--	--	--	10,281	--	--	307,505
	January 30, 2015	--	--	--	--	--	--	10,897	--	--	340,095

Michelle S. Hickox	January 31, 2017	--	--	--	--	--	--	1,603	--	--	99,626
	January 29, 2016	--	--	--	--	--	--	2,721	--	--	81,385
	January 30, 2015	--	--	--	--	--	--	2,564	--	--	80,022

Daniel W. Brooks	January 31, 2017	--	--	--	--	--	--	2,404	--	--	149,109
	January 29, 2016	--	--	--	--	--	--	3,326	--	--	99,481
	January 30, 2015	--	--	--	--	--	--	3,205	--	--	100,028

Brian E. Hobart	January 31, 2017	--	--	--	--	--	--	2,003	--	--	124,486
	January 29, 2016	--	--	--	--	--	--	3,024	--	--	90,448
	January 30, 2015	--	--	--	--	--	--	2,885	--	--	90,041

James C. White	January 31, 2017	--	--	--	--	--	--	801	--	--	49,782
	May 16,2016	--	--	--	--	--	--	12,000	--	--	417,360

(1)	Represents awards under the Equity Incentive Plan. Each award vests one-third at the end of one year, two-thirds at the end of two years and in full at the end of three years.
(2)	Calculated by multiplying the restricted stock grant shares by the grant date fair value of $62.15 on January 31, 2017, $29.91 on January 29, 2016, $34.78 on May 16, 2016 and $31.21 on January 30, 2015.

The Company has not granted any stock option or nonequity incentive plan awards (for example, stock appreciation rights or phantom stock awards).

Outstanding Equity Awards at Fiscal Year-end

The following table provides information regarding outstanding unvested stock awards held by the named executive officers as of December 31, 2017. The then outstanding stock awards were shares of restricted stock subject to forfeiture provisions that expire on the fifth anniversary of the date of grant (for awards made in connection with the Company’s initial public offering in 2013 or in connection with the date of employment) or the third anniversary of the date of the grant (for awards made in subsequent years unrelated to the Company’s initial public offering) so long as the holder of the shares remains employed by the Company or Independent Bank on that date.

	Stock Awards under the Equity Incentive Plan as of December 31, 2017
Name	Number of Shares of Stock that have not Vested(1)	Market Value of Shares of Stock that have not Vested(2)

David R. Brooks	22,017	$1,488,349
Daniel W. Brooks	8,251	557,768
Michelle S. Hickox	5,872	396,947
Brian E. Hobart	7,221	488,140
James C. White	10,401	703,108

(1)         The following table shows the dates on which the shares of restricted stock shown in the table above vest, i.e., the date on which the forfeiture provisions expire as to the shares of restricted stock held by each of the Company’s named executive officers:

Name	Vesting Dates	Number of Shares to Vest
David R. Brooks	January 31, 2018	9,196
	April 8, 2018	5,120
	January 31, 2019	5,564
	January 31, 2020	2,137

Daniel W. Brooks	January 31, 2018	2,979
	April 8, 2018	2,560
	January 31, 2019	1,910
	January 31, 2020	802

Michelle S. Hickox	January 31, 2018	2,296
	April 8, 2018	1,600
	January 31, 2019	1,441
	January 31, 2020	535

Brian E. Hobart	January 31, 2018	2,637
	April 8, 2018	2,240
	January 31, 2019	1,676
	January 31, 2020	668

James C. White	January 31, 2018	267
	May 16, 2018	2,400
	January 31, 2019	267
	May 16, 2019	2,400
	January 31, 2020	267
	May 16, 2020	2,400
	May 16, 2021	2,400

(2)	The market values for the outstanding stock awards presented as of December 31, 2017, are based on a fair market value of the Company’s common stock of $67.60 per share as of December 31, 2017, which was the closing sale price of the Company’s common stock on the Nasdaq Global Select Market on such date.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2017, regarding the Company’s equity compensation plans under which the Company’s equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	--	N/A	207,975(1)

Equity compensation plans not approved by security holders	--	N/A	--

(1)	Constitutes shares of Company common stock issuable pursuant to the 2013 Equity Incentive Plan, which may be awarded as restricted stock grants.

Potential Payments upon Termination or Change in Control

The following table summarizes the estimated payments to be made under each named executive officer’s change in control agreement described above. For the purposes of the quantitative disclosure in the following table, and in accordance with SEC regulations, the Company has assumed that the change in control took place on December 31, 2017, and that the price per share of its common stock was the closing market price as of that date, $67.60.

Name	Cash(1)	Equity(2)	Pension/ NQDC	Perquisites/ Benefits	Tax Reimbursement	Other(3)	Total
David R. Brooks	$6,375,000	$1,488,349	$--	$--	$--	$--	$7,863,349
Daniel W. Brooks	1,850,000	557,768	--	--	--	--	2,407,768
Brian E. Hobart	1,710,000	488,140	--	--	--	--	2,198,140
Michelle S. Hickox	1,250,000	396,947	--	--		--	1,646,947
James C. White	1,170,000	703,108	--	--	--	--	1,873,108

(1)	Cash amounts that would be paid under the Company’s existing change in control agreements upon a change in control and a qualifying termination or termination for good reason using base salary information for 2018 and the amount of the named executive officers’ 2017 annual incentive bonus.
(2)	Estimates of the value that would have been recognized by our executive officers as result of the accelerated vesting of the shares of restricted stock held by such executive officers assuming a change in control occurred on December 31, 2017. The estimated value was calculated by multiplying the number of unvested shares of restricted stock held by the applicable executive officer by the closing price of our common shares on December 31, 2017, which was $67.60. The actual amounts to be paid out can only be determined at the time of such change in control.
(3)	Other benefits for each executive officer, except for James C. White, include continued participation in Independent Bank’s BOLI Plan. Under this plan, if (i) an executive dies before reaching age 65 and (ii) Independent Bank actually receives sufficient proceeds from a life insurance policy insuring the life of such executive, then Independent Bank shall pay to such executive’s designated beneficiary, as a survivor benefit, a single lump sum cash payment equal to such executive’s annual base salary in effect on the date of the termination of such executive’s employment with Independent Bank within 30 days after such executive’s death.

Chief Executive Officer Compensation

The compensation that the Company paid David R. Brooks, the Company’s Chairman and Chief Executive Officer, was reviewed and determined by the Compensation Committee. The compensation paid reflects the Compensation Committee’s view of Mr. Brooks’ continuing contribution to the success of the Company’s operations. That compensation, including Mr. Brooks’ salary for 2017 and his cash bonus and equity awards for 2017, are intended to compensate Mr. Brooks for his successful leadership of the Company and Independent Bank and management of their operations, as reflected by the Company’s growth in assets, deposits and net income, the expansion of the Company’s markets, the maintenance of the Company’s strong asset quality and credit culture, the successful completion of the Carlile acquisition, and the successful negotiation of the Integrity Bancshares, Inc. acquisition and completion of related capital market transactions.

DIRECTOR COMPENSATION

The following table sets forth information regarding 2017 compensation for those of the Company’s directors during 2017 who were not named executive officers of the Company for 2017:

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
Douglas A. Cifu	$50,000	$29,894	$--	$79,894
Christopher M. Doody(2)	45,000	--	--	45,000
William E. Fair	50,000	29,894	--	79,894
Mark K. Gormley	45,000	--	--	45,000
Craig E. Holmes	55,000	29,894	--	84,894
J. Webb Jennings III	45,000	29,894	--	74,894
Tom C. Nichols	45,000	--	--	45,000
Donald L. Poarch	45,000	29,894	--	74,894
G. Stacy Smith	50,000	29,894	--	79,894
Michael T. Viola	45,000	29,894	--	74,894

(1)	Reflects awards granted for service in 2017 calculated by multiplying the restricted stock grant shares by the grant date fair value of $62.15 on January 31, 2017.
(2)	Resigned from the board of directors effective March 15, 2018.

During 2017, each of the Company’s nonmanagement directors received a cash retainer of $45,000 and, (except for Mr. Doody, Mr. Gormley and Mr. Nichols, who became directors on April 1, 2017), an award of shares of restricted stock under the 2013 Equity Incentive Plan with a market value of $29,894, for their service as a director. In addition, the chairman of the Audit Committee of the Company’s board of directors received an additional cash retainer of $10,000 and the chairmen of the Company’s Compensation Committee, CGNC and Strategic Planning Committee received an additional cash retainer of $5,000 for their service in those roles. The Company’s directors were reimbursed for the reasonable out-of-pocket expenses they incur in connection with their service as directors, including travel costs to attend the meetings of the board of directors and committees. The Company’s directors who were also the Company’s named executed officers did not receive fees or other compensation for their service as directors of the Company. Mr. David R. Brooks and Mr. Daniel W. Brooks, who are directors and executive officers of the Company, do not receive any compensation in their capacity as directors of the Company.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal controls. The board of directors has determined that each Audit Committee member is independent in accordance with the listing standards of the Nasdaq Stock Market and in Section 10A of the Exchange Act and that each of Craig E. Holmes, Mark K. Gormley and G. Stacy Smith has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the SEC.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company’s annual report to shareholders on Form 10-K with management, who has primary responsibility for the financial statements, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with RSM US LLP, the independent registered public accounting firm to the Company, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), the matters that are required to be discussed by PCAOB Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with RSM US LLP the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter from RSM US LLP required by applicable professional and regulatory standards, including those of the Public Company Accounting Oversight Board, and considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with RSM US LLP their audit of the Company’s 2017 financial statements. The Audit Committee meets with RSM US LLP, with and without management present, to discuss the results of their examinations, their evaluations of the effectiveness of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. The Audit Committee held ten (10) meetings during fiscal year 2017. The Audit Committee also reviewed Management’s Report on Internal Control Over Financial Reporting contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC, as well as RMS US LLP’s Report of Independent Registered Public Accounting Firm included in the same Annual Report on Form 10-K related to its audits of (1) the Company’s consolidated financial statements and (2) the effectiveness of internal control over financial reporting.

Based on the above-mentioned reviews and discussions with management and RSM US, LLP, the Audit Committee recommended to the Company’s board of directors (and the board of directors approved) that the audited financial statements be included in the annual report to shareholders on Form 10-K for the prior fiscal year for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Craig E. Holmes, Audit Committee Chairman

Mark K. Gormley, Audit Committee Member

G. Stacy Smith, Audit Committee Member

FEES AND SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee has reviewed the following audit and nonaudit fees that the Company has paid to RSM US LLP for 2016 and 2017 for purposes of considering whether such fees are compatible with maintaining the auditor’s independence. The policy of the Audit Committee is to pre-approve all audit and nonaudit services performed by RSM US LLP before the services are performed, including all of the services described under “Audit Fees,” “Audit Related Fees,” “Tax Fees” and “All Other Fees” below.

Audit Fees. Estimated fees billed for service rendered by RSM US LLP for the reviews of the Company’s quarterly reports filed on Form 10-Q, the audit of the consolidated annual financial statements of the Company and services provided for other SEC filings were $486,500 and $697,600 for 2016 and 2017, respectively.

Audit-Related Fees. Aggregate fees billed for all audit-related services rendered by RSM US LLP were $26,000 and $27,500 for 2016 and 2017, respectively. Such services consist of an audit of the Company’s 401(k) plan.

Tax Fees. Aggregate fees billed for permissible tax services rendered by RSM US LLP consisted of $1,850 and $0 for 2016 and 2017, respectively. These services consist of tax strategy services, assistance in responding to an audit of federal income tax returns, and local tax compliance services.

All Other Fees. Aggregate fees billed for all other services rendered by RSM US LLP consisted of $53,173 and $0 for 2016 and 2017, respectively. Such other services consist of a Fair Lending review in 2016.

Audit Committee Pre-Approval Policy

The Audit Committee has established a policy and related procedures regarding the pre-approval of all audit, audit-related and nonaudit services to be performed by the Company’s independent auditors. The Audit Committee will approve the maximum aggregate amount of the costs that may be incurred under a general pre-approval of certain audit services. Any proposed audit services for which the cost to the Company would exceed these levels or amounts, or services that have not received general pre-approval, requires specific pre-approval by the Audit Committee.

The term of any general pre-approval is twelve (12) months from the stated date of pre-approval, unless the Audit Committee considers a different period and specifically states otherwise. The Audit Committee annually reviews and pre-approves the services, and the associated cost levels or budgeted amounts, that may be provided by its independent auditor without obtaining specific pre-approval from the Audit Committee. The Audit Committee adds to or subtracts from the list of general pre-approved services from time to time, based on subsequent determinations.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant general pre-approval for audit-related services and other audit services. Unless granted general pre-approval, all audit-related services and other audit services must be specifically pre-approved by the Audit Committee. All nonaudit services must be specifically pre-approved by the Audit Committee. The Company’s independent auditor may not be engaged to provide any service that is prohibited by applicable law to be provided to an audit client by an independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. All requests or applications for services to be provided by the independent auditor that do not require specific approval by the Audit Committee will be submitted to the Chief Financial Officer of the Company. The Chief Financial Officer will determine, upon consultation with the chairman of the Audit Committee, whether such services are included within the list of services that have received the general pre-approval of the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transaction Review Policy

The Company has adopted a formal written policy concerning related party transactions. A related party transaction is a transaction, arrangement or relationship or a series of similar transactions, arrangements or relationships in which the amount involved exceeds $120,000, in which the Company or one of the Company’s consolidated subsidiaries participates (whether or not the Company or the subsidiary is a direct party to the transaction), and in which a director, nominee to become a director, executive officer or employee of the Company or one of the Company’s consolidated subsidiaries or any of his or her immediate family members or any entity that any of them controls or in which any of them has a substantial beneficial ownership interest has a direct or indirect material interest, or in which any person who is the beneficial owner of more than 5% of the Company’s voting securities or a member of the immediate family of such person has a direct or indirect material interest. A copy of the Company’s policy may be found on the Company’s website at www.ibtx.com.

The Company’s policy requires the Company’s CGNC to ensure that the Company maintains an ongoing review process for all related party transactions for potential conflicts of interest and requires that the CGNC pre-approve any such transactions or, if for any reason pre-approval is not obtained, to review, ratify and approve or cause the termination of such transactions. The Company’s CGNC evaluates each related party transaction for the purpose of recommending to the disinterested members of the Company’s board of directors whether the transaction is fair, reasonable and permitted to occur under the Company’s policy, and should be pre-approved or ratified and approved by the Company’s board of directors. Relevant factors considered relating to any approval or ratification include the benefits of the transaction to the Company, the terms of the transaction and whether the transaction will be or was on an arm’s-length basis and in the ordinary course of the Company’s business, the direct or indirect nature of the related party’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. Related party transactions entered into, but not approved or ratified as required by the Company’s policy concerning related party transactions, will be subject to termination by us or the relevant subsidiary, if so directed by the Company’s CGNC or the Company’s board of directors, taking into account factors as deemed appropriate and relevant. Lending and other banking transactions in the ordinary course of business and consistent with the insider loan provisions of Regulation O of the Board of Governors of the Federal Reserve System are not treated as related party transactions under this policy and, instead, these transactions are monitored and approved, if necessary, by Independent Bank’s board of directors. In addition, any transaction in which the rates or charges are determined by competitive bids are not subject to approval under the policy.

The Company’s directors, officers, beneficial owners of more than 5% of the Company’s voting securities and their respective associates were customers of and had transactions with the Company in the past, and additional transactions with these persons are expected to take place in the future. All outstanding loans and commitments to loan with these persons were made in the ordinary course of business, were made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company or Independent Bank and did not involve more than the normal risk of collectability or present other unfavorable features. All such loans are approved by Independent Bank’s board of directors in accordance with bank regulatory requirements. Similarly, all certificates of deposit and depository relationships with these persons were made in the ordinary course of business and involved substantially the same terms, including interest rates, as those prevailing at the time for comparable depository relationships with persons not related to the Company or Independent Bank.

Related Person Transactions

The following is a description of certain transactions in which the Company participated in 2017 or is currently proposed and in which one or more of the Company’s directors, executive officers or beneficial holders of more than 5% of the Company’s capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.

IBG Aircraft. IBG Aircraft Company III, a subsidiary of Independent Bank, or IBG Aircraft, owns an airplane. The Company and Independent Bank use the airplane to facilitate the travel of the Company’s and Independent Bank’s executives for corporate purposes related to the Company’s business. Independent Bank uses the aircraft to facilitate the travel of Independent Bank employees to and from Independent Bank’s locations across Texas and Colorado. David R. Brooks elects to receive a portion of his cash bonus in the form of personal use of the aircraft. Under this arrangement, the Compensation Committee establishes the cash bonus for Mr. Brooks. Mr. Brooks is then charged a rate per flight hour for use of the aircraft (computed on an hourly basis and including fuel, maintenance reserves and other operating costs) as established by an aviation committee, a joint committee of the Company’s and Independent Bank’s boards of directors comprised of David R. Brooks, William E. Fair and David Wood. This amount is then charged against Mr. Brooks’ bonus amount, reducing the cash portion of the bonus awarded to Mr. Brooks. The Compensation Committee and the CGNC have reviewed and approved this arrangement, and the Company believes that this arrangement is in compliance with third party regulations established by bank regulatory agencies.

Branch Lease. Independent Bank leases its Woodway Branch in Waco from Waco Fairbank Realty, Ltd., of which William E. Fair, one of the Company’s directors, is a limited partner. Independent Bank pays rent for this 5,462 square foot facility, at the rate of $27.50 per square foot, or $150,204 annually, from 2016 – 2018, $29.00 per square foot, or $158,400 annually, from 2018 – 2021, and $30.60 per square foot plus an amount based upon the increase in consumer price index, or approximately $167,136 annually, from 2021 – 2026. Additionally, in March 2011, Independent Bank sold a 2,000 square foot office building to Mr. Fair’s IRA. Independent Bank had previously foreclosed on the building and was holding it as other real estate, or ORE. The purchase price was $200,000. Independent Bank had marketed the property with two separate real estate agents that produced offers from unrelated parties for less than $200,000. Mr. Fair’s IRA also paid the closing costs. As part of the transaction, Independent Bank loaned Mr. Fair’s IRA $150,000 at a fixed interest rate of 5.50%. Principal and interest is payable monthly on the basis of fifteen years with a balloon payment that was initially due in May 2016. In December 2011, the loan was modified to lower the interest rate to 4.75% and to extend the maturity date to December 2016. In December 2016, the loan was modified to extend the maturity date to January 1, 2025 and changed the interest rate to be the floating Wall Street Journal prime rate (4.5% at December 31, 2017). The largest outstanding principal balance of the loan in 2017, was $102,310 on January 1, 2017, and the outstanding principal balance of the loan at February 26, 2018, was $90,674. The amount of principal and interest paid by Mr. Fair’s IRA in 2017 was $9,821 and $3,734, respectively. The Company believes that these arrangements are at least as favorable to Independent Bank as could have been arranged with unrelated third parties and are in compliance with third party regulations for transactions with directors and their affiliates established by bank regulatory agencies.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF THE COMPANY

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of the record date for the meeting, by (1) directors and named executive officers of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Company’s common stock and (3) all directors and named executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned		Percentage Beneficially Owned(2)
Directors and Executive Officers:
David R. Brooks	898,816	(3)	3.2%
Daniel W. Brooks	109,008	(4)	*
Brian E. Hobart	116,924	(5)	*
Michelle S. Hickox	24,536		*
James C. White	12,998		*
James P. Tippit	6,404		*
Mark S. Haynie	21,315		*
Douglas A. Cifu	31,621		*
William E. Fair	215,573	(6)	*
Mark K. Gormley	1,097,402	(7)	3.9
Craig E. Holmes	12,666		*
J. Webb Jennings, III	36,206		*
Tom C. Nichols	206,733	(8)	*
Donald L. Poarch	129,351	(9)	*
G. Stacy Smith	164,974	(10)	*
Michael T. Viola	23,765		*

All Directors and Executive Officers as a Group (16 persons)	3,108,292	(11)	10.9%

Principal Shareholders:
Vincent J. Viola	4,443,839	(12)	15.6%
Wellington Management Group LLP	1,540,321	(13)	5.4

*	Indicates ownership that does not exceed 1%.

(1)	The address of the persons shown in the foregoing table who are beneficial owners of more than 5% of the common stock are as follows: Vincent J. Viola, 900 3rd Avenue 29th Floor, New York, New York 10022; and Wellington Management Group, LLP, c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.
(2)	Ownership percentages reflect the ownership percentage assuming that such person, but no other person, exercises all warrants to acquire shares of our common stock held by such person that are currently exercisable. The ownership percentage of all executive officers and directors, as a group, assumes that all 16 persons, but no other persons, exercise all warrants to acquire shares of our common stock held by such persons that are currently exercisable. The percentages are based upon 28,362,973 shares issued and outstanding as of April 11, 2018.
(3)	Of these shares, 795,546 are held of record by David R. Brooks and 80,000 shares are held of record by trusts for his children of which he and his wife are trustees. Mr. Brooks holds warrants to purchase 23,270 shares, which are included in his total shares, and 150,000 of Mr. Brooks’ shares are pledged as security for bank loans.
(4)	Includes 40,000 shares pledged as security for bank loans.
(5)	Includes warrants to purchase 4,218 shares and 22,222 shares pledged to secure bank loans.
(6)	Includes 201,836 shares held of record by William E. Fair and 7,919 shares are held of record by an IRA of which he is beneficiary. Mr. Fair holds warrants to purchase 5,818 shares which are included in his total shares, and 124,658 shares pledged as security for bank loans.
(7)	Of these shares, 606 shares are held of record by Mr. Gormley and 1,096,796 shares are held of record by LEP Carlile Holdings, LLC, a Delaware limited liability company. The members of LEP Carlile Holdings are Thomas H. Lee, Lee Equity Partners Realization Fund, L.P., a Delaware limited partnership, Lee Equity Strategic Partners Realization Fund, L.P., a Delaware limited partnership, and LEP Carlile Co-Investor Group I, LLC, a Delaware limited liability company (collectively, the “Funds”). Mr. Gormley is a member and equity owner of the general partner of the Funds. Mr. Gormley disclaims beneficial ownership of shares held by LEP Carlile Holdings, LLC and the Funds, except to the extent of his or its pecuniary interest therein, if any.
(8)	Includes 205,352 shares held of record by Tom C. Nichols and 1,381 shares held of record by his wife, Lynda Nichols.
(9)	Of these shares, 120,000 shares are held of record by Poarch Family Limited Partnership, of which Mr. Poarch is the President of its General Partner, Donald L. Poarch, Inc., and 9,351 shares are held of record by Donald Poarch.

(10)	Of these shares, 89,794 shares are held of record by G. Stacy Smith, and 75,000 shares are held of record by SCW Capital LP, of which Mr. Smith is a principal.
(11)	Includes warrants to purchase 33,306 shares.
(12)	Includes warrants to purchase 93,091 shares.
(13)	According to a Schedule 13G filed by Wellington Management Group LLP with the SEC on February 8, 2018, as the holding company for Wellington Group Holdings LLP, Wellington Investment Advisors LLP and Wellington Management Global Holdings, Ltd. These shares are owned of record by clients of the following investment advisors (collectively, the Wellington Investment Advisors): Wellington Management Company LLC, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd., Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers; Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP; Wellington Group Holdings LLP is owned by Wellington Management Group LLP.

There are no arrangements currently known to us, the operation of which may at a subsequent date result in a change in control of the Company.

The Company’s policies prohibit directors and executive officers from holding shares of Company common stock in a margin account. This prohibition recognizes the risk that directors or executives may be forced to sell shares to meet a margin call, which could negatively impact the Company’s stock price and may violate insider trading laws and policies. However, the Company’s policies do not prohibit the pledge of shares of Company common stock by directors or executive officers to secure personal indebtedness. The indebtedness incurred by directors and executive officers who have pledged their shares is indebtedness incurred to purchase Company common stock or for personal reasons and is not part of a hedging strategy to immunize the director or executive officer from economic exposure with respect to the Company’s common stock. Further, the pledge of shares typically does not result in a forced sale by the director or executive officer in the event of default on the loan. Rather, upon default, other arrangements typically are made such as the pledge of additional collateral to secure the loan. Ultimately, if suitable arrangements cannot be made and if the loan remains in default, the lender may foreclose upon and take ownership of the pledged shares. The lender may or may not sell the foreclosed shares. Presumably, the lender would sell the foreclosed shares only under circumstances that would maximize the value of the foreclosed shares. For these reasons, the pledge of shares does not present the same risks as holding shares in a margin account, and the Company believes that the pledging of shares of Company common stock by directors and executive officers does not present undue risk to the Company or its shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the SEC. Such persons are required by the SEC’s regulations to furnish the Company with copies of all Section 16 forms that they file.

Based solely on its review of the copies of such report forms received by it with respect to fiscal year 2017, the Company believes that all filing requirements applicable to its directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities have been timely complied with in accordance with Section 16(a) of the Exchange Act, except for the following late filings:

•	filing made by Daniel W. Brooks in connection with common stock received on January 1, 2017 pursuant to a stock issuance under the Company’s 2012 Grant Plan. The Form 4 was filed with the SEC on February 22, 2017.

•	filing made by Michelle S. Hickox in connection with common stock received on May 1, 2017 pursuant to a stock issuance under the Company’s 2012 Grant Plan. The Form 4 was filed with the SEC on May 9, 2017.

•	filing made by Brian E. Hobart in connection with common stock received on January 1, 2017 pursuant to a stock issuance under the Company’s 2012 Grant Plan. The Form 4 was filed with the SEC on February 22, 2017.

PROPOSAL 2. APPROVAL OF AMENDMENT TO INDEPENDENT BANK GROUP, INC. 2013 EQUITY INCENTIVE PLAN

On April 19, 2018, based upon the recommendation of the Compensation Committee, our board of directors approved an amendment (the “Amendment”) to the Independent Bank Group, Inc. 2013 Equity Incentive Plan, or the 2013 Equity Plan, to increase the number of shares of common stock issuable thereunder by 1,500,000, from 800,000 to 2,300,000, and recommended that the Amendment to the 2013 Equity Plan be submitted to our shareholders for approval at the meeting. The 2013 Equity Plan was originally approved by our shareholders on February 21, 2013. The following summary of the material features of the Amendment and the 2013 Equity Plan is qualified in its entirety by reference to the Amendment and the 2013 Equity Plan attached as Appendix A to this Proxy Statement. The only change proposed to be made to the 2013 Equity Plan is to increase the shares issuable under the 2013 Equity Plan by 1,500,000, from 800,000 to 2,300,000.

Purpose of the Amendment

The purpose of the 2013 Equity Plan is to assist the Company and its related entities in attracting, motivating, retaining and rewarding high-quality officers, directors, employees and other persons who provide services to the Company or its related entities by enabling such persons to acquire or increase an ownership interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with long term performance incentives. As of April 19, 2018 (the latest practical date prior to the mailing of this proxy statement), 691,837 shares were subject to outstanding awards under the 2013 Equity Plan and 108,163 shares remained available for future awards under the 2013 Equity Plan. Based on our historical grant practices, approval of the Amendment is important to ensure that we have adequate shares available to continue to attract, retain and motivate top talent in the future. Accordingly, the board of directors has approved the Amendment in order to maintain effectiveness of the 2013 Equity Plan.

The 2013 Equity Plan is the Company’s only active equity compensation plan, and no equity awards have been made under any other plan since the inception of the 2013 Equity Plan. If our shareholders approve the Amendment to the 2013 Equity Plan, there will be an aggregate of 1,608,163 shares (108,163 shares currently available plus 1,500,000 shares to be added by the Amendment) of common stock reserved to grant new awards under the 2013 Equity Plan. All awards outstanding under the 2013 Equity Plan and equity plans that were in existence prior to the adoption of the 2013 Equity Plan will remain outstanding in accordance with their terms and will continue to be governed solely by the terms of the documents evidencing such awards.

We are seeking approval of the Amendment in order to comply with applicable Nasdaq Stock Market and Internal Revenue Code rules and regulations.

Important Considerations

We have adopted and are recommending that our shareholders approve the Amendment because we believe the design of the 2013 Equity Plan and the number of shares to be authorized for issuance are consistent with the interests of our shareholders and good corporate governance practices. In approving the Amendment, the Compensation Committee and board of directors were aware of investor considerations relating to the 2013 Equity Plan, including the following:

Burn Rate; Longevity of Authorized Shares. Burn rate, which is a measure of the rate at which companies use (or burn) shares available for grant in their equity compensation plans, is an important factor for investors concerned about shareholder dilution. The burn rate is defined in terms of the gross number of equity awards granted during a calendar year divided by the weighted average of number of shares of common stock outstanding during the year. We believe our current three-year average burn rate of approximately 0.47% should be viewed favorably by our shareholders. Although our future annual share usage will depend upon and be influenced by a number of factors, such as the number of plan participants, the price per share of our common stock and the methodology used to establish the equity award mix, the 1,608,163 shares of common stock that will be available for issuance under the 2013 Equity Plan, which includes the 108,163 shares currently available and the 1,500,000 shares to be added by the Amendment (assuming shareholder approval of the Amendment), will enable us to continue to utilize equity awards as an important component of our compensation program and help meet our objectives to attract, retain and incentivize talented personnel.

Plan Cost. Another metric often used by investors to assess the appropriateness of the number of shares to be authorized for issuance under an equity plan is the cost of the shares relative to the current outstanding shares of the Company. The additional 1,500,000 shares being requested will represent 5.23% of the approximately 28.3 million shares outstanding as of the date of this proxy statement. We believe this percentage should be viewed favorably by investors because it demonstrates that the cost of our 2013 Equity Plan is reasonable.

Overhang. Overhang is another measure that is sometimes used to assess the dilutive impact of equity programs. For the Company, overhang indicates the amount by which existing shareholder ownership would be diluted if the shares authorized for issuance under the 2013 Equity Plan were issued. As of April 19, 2018, the overhang represented by the shares available for issuance under the 2013 Equity Plan (108,163) stood at 0.4%. The additional 1,500,000 shares to be authorized under the Amendment would increase the overhang to 5.7%. We believe these levels of overhang should be viewed as reasonable by investors.

The calculation of shares for the Amendment took into account, among other things: (i) the effect of the 2017 acquisition of Carlile Bancshares, Inc. and our pending acquisition of Integrity Bancshares, Inc. on our size, the number of our outstanding shares of common stock, and employee headcount, (ii) our stock price and volatility, (iii) our share burn rate, plan cost and overhang and (iv) the existing terms of our outstanding awards. The results of this analysis were considered by our Compensation Committee. Upon approval of the proposal, based on the factors described above, we estimate that the pool of shares available under the 2013 Equity Plan would last for approximately five years.

Summary

The following description sets forth the material terms of the 2013 Equity Plan with the proposed Amendment. It does not purport to be complete and is qualified in its entirety by reference to the full text of the 2013 Equity Plan and the proposed Amendment, copies of which is attached to this proxy statement as Appendix A.

Administration. The 2013 Equity Plan is administered by the Compensation Committee, except to the extent the board of directors elects to administer the 2013 Equity Plan, in which case the 2013 Equity Plan will be administered by only those directors who are independent directors. For purposes of the discussion below, the Compensation Committee is deemed to be the administrator and such term will be deemed to include the board of directors as administrator.

The Compensation Committee has full and final authority, subject to and consistent with the provisions of the 2013 Equity Plan, to select eligible persons to become participants, grant awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant) and rules and regulations for the administration of the 2013 Equity Plan, construe and interpret the 2013 Equity Plan and award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Compensation Committee may deem necessary or advisable for the administration of the 2013 Equity Plan. In exercising any discretion granted to the Compensation Committee under the 2013 Equity Plan or pursuant to any award, the Compensation Committee will not be required to follow past practices, act in a manner consistent with past practices, or treat any participant in a manner consistent with the treatment of any other participant.

Any action of the Compensation Committee will be final, conclusive and binding on all persons, including the Company, its related entities, participants, beneficiaries, permitted transferees under the 2013 Equity Plan or other persons claiming rights from or through a participant, and the Company’s shareholders. The express grant of any specific power to the Compensation Committee, and the taking of any action by the Compensation Committee, will not be construed as limiting any power or authority of the Compensation Committee. Subject to certain limitations, the Compensation Committee may appoint agents to assist it in administering the Plan and may delegate to such agents the authority to perform certain functions, including administrative functions.

Members of the Compensation Committee and the board of directors, and any officer or employee acting at the direction or on behalf of the Compensation Committee or the board of directors, will not be personally liable for any action or determination taken or made in good faith with respect to the 2013 Equity Plan, and will, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

Eligibility. Awards under the 2013 Equity Plan may be granted to all officers, directors, employees, and other persons who provide services to the Company or any related entity; provided that incentive stock options may be granted only to employees of the Company or its parents and subsidiaries.

Awards and Shares Available for Issuance. If the Amendment is approved at the meeting, the 2013 Equity Plan will provide for the grant of awards covering an aggregate of 2,300,000 shares of common stock in any combination of the following:

•	options to purchase shares of common stock, which may be incentive stock options or nonqualified stock options;

•	restricted stock awards; and

•	other types of stock-based awards.

To date, only restricted stock awards have been granted by the Company under the 2013 Equity Plan.

If any shares of common stock subject to an award are forfeited, expire or otherwise terminate without issuance of such shares, or any award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares of common stock subject to such award, the shares of common stock subject to such award will, to the extent of such forfeiture, expiration, termination, cash settlement or nonissuance, again be available for award under the 2013 Equity Plan. Any shares that again become available for grant will be added back to the shares available for grant under the 2013 Equity Plan on a one share to one share basis.

In the event that any option or other award granted under the 2013 Equity Plan is exercised through the tendering of shares of common stock (either actually or by attestation) or by the withholding of shares by the Company, or withholding tax liabilities arising from such option or other award are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, then only the number of shares issued net of the shares tendered or withheld will be counted for purposes of determining the maximum number of shares available for grant under the 2013 Equity Plan.

Shares of common stock reacquired by the Company, if any, on the open market using option proceeds will be available for awards under the 2013 Equity Plan. The increase in shares available pursuant to the repurchase of shares with option proceeds will not be greater than the amount of such proceeds divided by the fair market value of a share of common stock on the date of exercise of the option giving rise to such option proceeds. Substitute awards will not reduce the shares of common stock authorized for grant under the 2013 Equity Plan or authorized for grant to a participant in any period.

Types of Awards. Awards may be granted on the terms and conditions set forth in the 2013 Equity Plan. In addition, the Compensation Committee may impose on any award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the 2013 Equity Plan as the Compensation Committee determines, including terms requiring forfeiture of awards in the event of termination of continuous service by the participant and terms permitting a participant to make elections relating to his or her award. The Compensation Committee will retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an award that is not mandatory under the 2013 Equity Plan, such as acceleration of vesting of an award or portion thereof in the event of a change of control. A summary of the material types of awards follows:

Stock Options. A stock option confers upon the awardee the right, but not the obligation, to purchase a certain number of shares of common stock at an established exercise price. The Compensation Committee may authorize the grant of options that are incentive stock options within the meaning of Section 422(b) of the Code or options that do not constitute incentive stock options (“nonqualified stock options”). The exercise price of each incentive and nonqualified stock option granted under the 2013 Equity Plan will be determined by our board of directors, but cannot be less than the fair market value of common stock at the grant date. For each option, the Compensation Committee will establish (1) the term of the option, (2) the time or period of time in which the option will vest, (3) the form of payment due upon exercise of the option and (4) the treatment of the option upon the awardee’s termination of employment or service. At the time of a grant of stock options, the Compensation Committee may also prescribe additional terms, conditions or restrictions relating to the options, including provisions relating to tax matters (including provisions covering applicable withholding requirements) and any other matters not inconsistent with the 2013 Equity Plan. Each grant of stock options may have different terms and conditions. No more than 100,000 shares of common stock may be subject to stock options granted under the 2013 Equity Plan to any one individual during any one year period.

Incentive stock options, or ISOs, are subject to certain special rules under the Code. Except as provided below, the maximum term of an ISO may not exceed ten years. Except as otherwise provided under the Code or applicable regulations, to the extent that the aggregate fair market value (determined at the time the option is granted) of common stock with respect to which ISOs (determined without regard to this sentence) are exercisable for the first time by any employee during any calendar year under all plans of the Company and its affiliates exceeds $100,000, such options shall be treated as nonqualified stock options. No ISO may be granted to an individual if, at the time the option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless (i) at the time the option is granted the exercise price is at least 110% of the fair market value of the common stock subject to the option and (ii) the option is not exercisable after the expiration of five years from the date of grant.

No stock options have been granted under the 2013 Equity Plan, and the Company has no current intention to award any stock options.

Restricted Stock Awards. A grant of shares of restricted stock represents shares of common stock that are subject to restrictions on transferability and the obligation of the awardee to forfeit and surrender the shares under certain circumstances (“forfeiture restrictions”). The Compensation Committee has sole discretion to determine the forfeiture restrictions and may provide that such forfeiture restrictions shall lapse upon (1) the attainment of one or more established performance targets, (2) the awardee’s continued employment or service with the Company for a specified period of time or (3) a combination of any of the factors listed in clauses (1) and (2). Each award of restricted stock may have different forfeiture restrictions. During the period of the forfeiture restrictions, the restricted stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the participant. Except to the extent restricted under the terms of the 2013 Equity Plan and any agreement relating to the award of restricted stock, an awardee granted restricted stock will have all of the rights of a shareholder, including the right to vote restricted stock and the right to receive dividends thereon. Unless otherwise determined by the Compensation Committee, shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which such shares or other property have been distributed.

At the time of the award of restricted stock, the Compensation Committee may prescribe additional terms, conditions or restrictions, including rules related to the (1) vesting of restricted stock awards, (2) termination of employment or service of the awardee prior to the lapse of the forfeiture restrictions, (3) the amount and form of any payment for shares of common stock received pursuant to a restricted stock award, (4) tax matters and (5) any other matters not inconsistent with the 2013 Equity Plan. No more than 100,000 shares of common stock may be granted under the 2013 Equity Plan as a restricted stock award to any one individual during any one year period. Each grant of restricted stock may have different terms and conditions.

Other Types of Awards. In addition to stock options and restricted stock, the 2013 Equity Plan also authorizes the Compensation Committee to grant deferred stock awards, bonus stock awards, dividend equivalents, performance awards and other stock-based awards. Because the Company has not historically utilized these types of awards and has no present intention to utilize these types of awards in the foreseeable future, the Company believes that awards of these types are not material to a description of the 2013 Equity Plan.

Amendment and Termination. The board of directors may amend, alter, suspend, discontinue or terminate the 2013 Equity Plan, or the Compensation Committee’s authority to grant awards under the 2013 Equity Plan, without the consent of shareholders or participants, except that any amendment or alteration to the 2013 Equity Plan will be subject to the approval of the Company’s shareholders not later than the Annual Meeting next following such board of directors action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the shares may then be listed or quoted, and the board of directors may otherwise, in its discretion, determine to submit other changes to the 2013 Equity Plan to shareholders for approval; provided that, without the consent of an affected participant, no such board of directors action may materially and adversely affect the rights of the subject participant under any previously granted and outstanding award. The Compensation Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate, any award theretofore granted and any award agreement relating thereto, except as otherwise provided in the 2013 Equity Plan; provided that, without the consent of an affected participant, no such Compensation Committee or the board of directors action may materially and adversely affect the rights of the subject participant under such award. Notwithstanding anything to the contrary, the Compensation Committee is authorized to (a) amend any outstanding option to reduce the exercise price or grant price or (b) cancel outstanding options and replace such options with awards having a lower exercise price, in each case, without the prior approval of the shareholders of the Company if such new exercise price is equal to or greater than the then current fair market value of a share of common stock.

The 2013 Equity Plan will terminate at the earliest of (a) termination of the 2013 Equity Plan by the board of directors or (b) the tenth anniversary of the Effective Date, or February 20, 2023. However, awards outstanding upon expiration of the 2013 Equity Plan will remain in effect until they have been exercised, vested, terminated or have expired, and the 2013 Equity Plan will continue to govern such awards.

Tax Effects of Participation in the 2013 Equity Plan

Options. The federal income tax consequences both to the awardee and the Company of options granted under the 2013 Equity Plan differ depending on whether an option is an ISO or a nonqualified stock option.

Incentive Stock Options. No federal income tax is imposed on the awardee upon the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be included in the calculation of the awardee’s alternative minimum tax liability, if any. If the awardee does not dispose of shares acquired pursuant to the exercise of an ISO within two years from the date the option was granted or within one year after the shares were transferred to him or her, the difference between the amount realized upon a subsequent disposition of the shares and the exercise price of the shares would be treated as long-term capital gain or loss. In such event, the Company would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares so acquired. If an awardee disposes of shares acquired pursuant to his or her exercise of an ISO prior to the end of the two-year or one-year holding periods noted above, the disposition would be treated as a disqualifying disposition and the awardee would be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or the amount realized on such sale, if less) over the exercise price. Any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long-term or short-term capital gain, depending on the holding period of the shares. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the awardee.

Nonqualified Stock Options. No federal income tax is imposed on the awardee upon the grant of a nonqualified stock option. Generally, upon the exercise of a nonqualified stock option, the awardee will be treated as receiving compensation taxable as ordinary income in the year of exercise, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price paid for such shares. Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option, any difference between the amount realized on the disposition and the basis of the shares (exercise price plus any ordinary income recognized upon exercise of the option) would be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares. Upon an awardee’s exercise of a nonqualified stock option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the awardee.

Restricted Stock Awards. No federal income tax is imposed on an awardee at the time shares of restricted stock are granted, nor will the Company be entitled to a tax deduction at that time. Instead, when either the transfer restriction or the forfeiture risk lapses, such as on the vesting date, the awardee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of restricted stock over the amount, if any, paid for such shares. Notwithstanding the foregoing, unless restricted by the agreement relating to such grant, an awardee receiving restricted stock can elect to include the excess of the fair market value of the restricted stock over the amount (if any) paid for such stock, in income at the time of grant by making an appropriate election under Section 83(b) of the Code within 30 days after the restricted stock is issued to the awardee. In that case, subsequent appreciation in the fair market value of the stock will be taxed as capital gains when the awardee disposes of the stock. However, if an awardee files such an election and the restricted stock is subsequently forfeited, the awardee is not allowed a tax deduction for the amount previously reported as ordinary income due to the election. At the time the awardee recognizes ordinary income with respect to shares issued pursuant to a restricted stock award, the Company will be entitled to a corresponding deduction.

Other Types of Awards. Because the Company has no intention to issue deferred stock awards, bonus stock and awards, dividend equivalents, performance awards or other stock-based awards, the Company does not believe that the tax consequences of such awards are material to an understanding of the 2013 Equity Plan.

Section 162(m) of the Code

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation to certain employees in excess of $1 million in any calendar year. Prior to the Tax Cuts and Jobs Act, compensation that qualifies as “performance based compensation” (as defined for purposes of Section 162(m) of the Code) is excluded from the $1 million limitation, and, therefore, should remain fully deductible by the company that pays it. The 2013 Equity Plan was originally designed to meet the requirements of Section 162(m) of the Code; however, awards granted under the 2013 Equity Plan may be treated as qualified performance-based compensation under Section 162(m) of the Code only if the awards and the procedures associated with them comply with all other requirements of Section 162(m) of the Code. The Tax Cuts and Jobs Act eliminated the performance based compensation exemption (except for certain grandfathered amounts), expanded the group of

“covered employees” subject to the limitations of Section 162(m) of the Code, and made “covered employee” status permanent, even after an employee’s termination of employment (including by death). While we prefer that compensation paid to our named executive officers be tax deductible, we also recognizes the need to retain flexibility to make compensation decisions that result in compensation not being deductible under Section 162(m).

Specific Benefits under the 2013 Equity Plan

Because awards under the 2013 Equity Plan will be granted at the discretion of the Compensation Committee, it is not possible for us to determine and disclose the amount of future awards that may be granted to directors and executive officers. We have not approved any awards under the 2013 Equity Plan that are conditioned upon shareholder approval of the Amendment and are not currently considering any specific award grants under the 2013 Equity Plan.

Other Provisions of the 2013 Equity Plan

The 2013 Equity Plan also contains additional provisions regarding, but not limited to, compliance with Section 409A of the Code and The Nasdaq Global Stock Market Rules, indemnification of members of the committee that oversees the 2013 Equity Plan or board of directors for action or inaction related to the 2013 Equity Plan, limits on transferability, certain adjustments in the event of certain corporate and other transactions, compliance with legal and other requirements and taxes.

Vote Required and Recommendation

Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of the common stock present, in person or by proxy, and entitled to vote on this item at the annual meeting is required to approve the Amendment to the 2013 Equity Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE INDEPENDENT BANK GROUP, INC. 2013 EQUITY INCENTIVE PLAN.

PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the recommendation of the Audit Committee, the board of directors has appointed RSM US LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for fiscal 2018. RSM US LLP has been the Company’s independent registered public accounting firm since 2002. RSM US LLP served as the Company’s independent accountants for fiscal 2017 and reported on the Company’s consolidated financial statements for that year, as well as the effectiveness of the Company’s internal control over financial reporting.

At the annual meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of RSM US LLP. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote and present in person or represented by proxy at the annual meeting. Representatives of RSM US LLP are expected to be present at the annual meeting, will be given an opportunity to make a statement (if they desire to do so) and are expected to be available to respond to appropriate questions.

Shareholder ratification of the selection of RSM US LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year is not required by the Company’s Bylaws, state law or otherwise. However, the board of directors is submitting the selection of RSM US LLP to the Company’s shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain RSM US LLP. Even if the selection of RSM US LLP is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the 2018 fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY

THE APPOINTMENT OF RSM US LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

PROPOSAL 4. ADVISORY VOTE ON EXECUTIVE COMPENSATION OR SAY-ON-PAY

In connection with the termination of the Company’s status as an emerging growth company on January 1, 2018, and in accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Company is providing shareholders the opportunity to vote on a nonbinding advisory resolution to approve the compensation of its named executive officers.

The Company urges shareholders to read the section titled “Executive Compensation and Other Matters –Compensation Discussion and Analysis” beginning on page 23 of this proxy statement, which describes in more detail how its executive compensation policies and procedures operate and are designed to achieve its compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 34 to 37, which provide detailed information on the compensation of the Company’s named executive officers. The Compensation Committee and the board of directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving its goals and that the compensation of its named executive officers reported in this proxy statement has contributed to the Company’s recent and long-term success.

The Company is asking for shareholder approval of the compensation of its named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the information contained in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the policies and practices described in this proxy statement.

Accordingly, the Company is asking its shareholders to vote on the following resolution at the annual meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the other related tables and disclosures.”

This advisory vote, commonly referred to as a “Say-On-Pay” vote, is nonbinding on the board of directors. Although nonbinding, the board of directors and the Compensation Committee will review and consider the voting results when making future decisions regarding the Company’s executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY (NONBINDING) PROPOSAL TO APPROVE THE COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS.

PROPOSAL 5. ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTE

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act), and the related rules of the SEC, the Company is providing shareholders the opportunity to indicate, on a nonbinding, advisory basis, whether future advisory votes on executive compensation of the nature reflected in Proposal 4 of the proxy statement should occur every year, every two years or every three years.

Although the board of directors recommends holding a Say-On-Pay vote every year, shareholders have the option to specify one of four choices for this matter on the proxy card: every year, every two years, every three years or abstain. Shareholders are not voting to approve or disapprove of the board of directors’ recommendation. This advisory vote on the frequency of future Say-On-Pay votes is nonbinding on the board of directors. Although nonbinding, the board of directors and the Compensation Committee will carefully review the voting results. Notwithstanding the board of directors’ recommendation and the outcome of the shareholder vote, the board of directors may in the future decide to conduct advisory Say-On-Pay votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR.

DATE FOR SUBMISSION OF SHAREHOLDER

PROPOSALS FOR 2018 ANNUAL MEETING

If a Company shareholder desires to submit a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement for the annual meeting of shareholders in 2019, the Company must receive such proposal and supporting statements, if any, at its principal executive office no later than December 27, 2018, unless the date of the Company’s 2019 annual meeting of shareholders is changed by more than 30 days from May 24, 2019 (the one-year anniversary date of the 2018 annual meeting), in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials.

If a shareholder desires to submit a shareholder proposal outside of Rule 14a-8 to be brought before the Company’s annual meeting of shareholders in 2019, the shareholder must give timely notice in writing to Jan Webb, Corporate Secretary; 1600 Redbud Boulevard, Suite 400, McKinney, Texas 75069; fax: (972) 562-5496; e-mail: jwebb@ibtx.com. The Company must receive such notice at its principal executive office not less than 90 days nor more than 120 days prior to the date of the annual meeting of shareholders in 2019, pursuant to the Company’s Third Amended and Restated Bylaws, as amended. A shareholder’s notice to Jan Webb must set forth, as to each matter the shareholder proposes to bring before the Company’s annual meeting of shareholders in 2019:

(i)         the name and residence address of the shareholder of the Company who intends to make a nomination or present any other matter;

(ii)        a representation that the shareholder is a holder of the Company’s voting stock (indicating the class and number of shares owned) and intends to appear in person or by proxy at the annual meeting to make the nomination or bring up the matter specified in the notice;

(iii)        with respect to notice of an intent to make a nomination for the election of a person as a director of the Company, a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

(iv)        with respect to an intent to make a nomination, such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the board of directors of the Company; and

(v)        with respect to the notice of an intent to bring up any other matter, a description of the matter, and any material interest of the shareholder in the matter.

Notice of intent to make a nomination of a person for election as a director of the Company shall be accompanied by the written consent of each nominee to serve as director of the Company if so elected.

Such proposals should be submitted in writing to: Independent Bank Group, Inc.; Jan Webb, Corporate Secretary; 1600 Redbud Boulevard, Suite 400, McKinney, Texas 75069; fax: (972) 562-5496; e-mail: jwebb@ibtx.com.

ANNUAL REPORT ON FORM 10-K

The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC, to any shareholder upon written request to Jan Webb, 1600 Redbud Boulevard, Suite 400, McKinney Texas 75069.

The Company’s Annual Report on Form 10-K, including consolidated financial statements and related notes, for the fiscal year ended December 31, 2017, as filed with the SEC, accompanies but does not constitute part of this proxy statement.

OTHER MATTERS

The board of directors does not intend to bring any other matter before the annual meeting and does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matter does properly come before the annual meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the annual meeting. Regardless of whether you plan to attend the annual meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By Order of the board of directors,

Jan C. Webb
Corporate Secretary

McKinney, Texas

April 26, 2018

APPENDIX A

FIRST AMENDMENT TO THE INDEPENDENT BANK GROUP, INC. 2013 EQUITY INCENTIVE PLAN AND THE 2013 EQUITY INCENTIVE PLAN

FIRST AMENDMENT TO THE

2013 EQUITY INCENTIVE PLAN

Recitals

Independent Bank Group, Inc. (the “Company”) has adopted the 2013 Equity Incentive Plan (the “Plan”) which the Company uses as a key tool in attracting, motivating and retaining high quality executive officers, directors, employees, consultants and other service providers and in providing an incentive to enhance shareholder value. The Plan currently provides that the maximum number of shares of Company common stock that may be issued with respect to awards granted under the Plan is 800,000 shares. As of the date of this Amendment, the Company had awarded 691,837 shares, leaving only 108,163 shares available to be awarded under the Plan. The Board of Directors of the Company believes that it is in the best interests of the Company and its shareholders to amend the Plan to increase the maximum number of shares that may be awarded under the Plan by 1,500,000 to 2,300,000.

Amendment

The Plan is hereby amended as follows:

1.	The first sentence of Section 4(a) of the Plan is hereby amended to read in its entirety as follows:

“Subject to adjustment as provided in Section 10(c), the maximum aggregate number of Shares that may be issued with respect to Awards granted under the Plan is 2,300,000 Shares.”

2.	Except as expressly modified by this Amendment, all other terms and provisions of the Plan shall be unchanged and shall remain in full force and effect.

3.	This Amendment was adopted and approved by the Board of Directors of the Company on April 19, 2018, and shall be subject to approval by the Company’s shareholders at the Company’s 2018 Annual Meeting.

INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
David R. Brooks
Chairman of the Board, Chief Executive Officer and President

INDEPENDENT BANK GROUP, INC.

2013 EQUITY INCENTIVE PLAN

1.	Purpose. The purpose of the 2013 EQUITY INCENTIVE PLAN (the “Plan”) is to assist INDEPENDENT BANK GROUP, INC., a Texas corporation and registered bank holding company with its principal offices in McKinney, Texas (the “Company”), and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase an ownership interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with long term performance incentives to expend their maximum efforts in the creation of shareholder value.

2.	Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

a)	“Award” means any Option, Restricted Stock Award, Deferred Stock Award, Share granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

b)	“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

c)	“Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b). If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

d)	“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

e)	“Board” means the Company’s Board of Directors.

f)

“Cause” shall, with respect to any Participant have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreements, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any noncompetition, nonsolicitation, nondisclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance or (vi) the indictment of the Participant for any crime reflecting unfavorably upon the Participant or the Company or any Related Entity. Notwithstanding the foregoing, “Cause” shall not exist with respect to (i) and/or (ii) above until the Participant has first been provided with written notice from the Company of such alleged failure, violation or breach, and has failed to cure such circumstance within

30 days after receipt of such notice. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

g)	“Change in Control” means a Change in Control as defined with related terms in Section 9(b).

h)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

i)	“Committee” means the Compensation Committee of the Board, which shall be comprised solely of two or more members of the Board, each one of whom is (i) an “outside director” (within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder), (ii) a “nonemployee director” (within the meaning of Rule 16b-3) and (iii) an “Independent” director (within the meaning of the rules of the NASDAQ Global Market); provided however, with respect to powers to grant and establish the terms of Awards to Directors and all other powers that are expressly reserved to the Board under the Plan, references to “Committee” shall be deemed to refer to the Board.

j)	“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

k)	“Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities or any successor entities, in any capacity of Employee, Director, Consultant or other service provider or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave or any other authorized personal leave.

l)	“Covered Employee” means an Eligible Person who is a “covered employee” within the meaning of Section 162(m)(3) of the Code or any successor provision thereto.

m)	“Deferred Stock” means a right to receive Shares, including Restricted Stock, cash or a combination thereof, at the end of a specified deferral period.

n)	“Deferred Stock Award” means an Award of Deferred Stock granted to a Participant under Section 6(d).

o)	“Director” means a member of the Board or the board of directors of any Related Entity.

p)	“Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

q)	“Discounted Option” means any Option awarded under Section 6(b) with an exercise price that is less than the Fair Market Value of a Share on the date of grant.

r)	“Dividend Equivalent” means a right, granted to a Participant under Section 6(f), to receive cash, Shares, other Awards or other property equal in value to regular dividends paid with respect to a specified number of Shares, or other periodic payments.

s)	“Effective Date” means the effective date of the Plan, which is February 21, 2013.

t)	“Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Code Section 424(e) and Section 424(f), respectively) shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

u)	“Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

v)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

w)	“Fair Market Value” means the fair market value of Shares, Awards or other property as determined in good faith by the Committee or under reasonable procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

x)	“Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) a reduction in base salary, a material change in the calculation of the performance bonus program applicable to the Participant, relocation of the Participant’s primary place of employment by 50 miles or more, or a meaningful reduction in material functional responsibilities, excluding for this purpose an isolated, insubstantial and/or inadvertent action not taken in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial and/or inadvertent failure not occurring in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of written notice thereof given by the Participant.

y)	“Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

z)	“Independent,” when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the NASDAQ Global Market or any national securities exchange on which any securities of the Company are listed or quoted for trading, and if not listed or quoted for trading, by the rules of the NASDAQ Global Market.

aa)	“Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii).

bb)	“Option” means a right granted to a Participant under Section 6(b) to purchase Shares or other Awards at a specified price during specified time periods.

cc)	“Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

dd)	“Option Proceeds” shall mean the cash actually received by the Company for the exercise price in connection with the exercise of Options that are exercised after the Effective Date of the Plan. With respect to Options, to the extent that a Participant pays the exercise price and/or withholding taxes with Shares, Option Proceeds shall not be calculated with respect to the amounts so paid in Shares.

ee)	“Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

ff)	“Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

gg)	“Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 6(g).

hh)	“Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

ii)	“Performance Share” means any grant pursuant to Section 6 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

jj)	“Performance Unit” means any grant pursuant to Section 6 of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

kk)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and Section 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

ll)	“Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by Board in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

mm)	“Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

nn)	“Restricted Stock Award” means an Award granted to a Participant under Section 6(c).

oo)	“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

pp)	“Shares” means the shares of Common Stock of the Company, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c).

qq)	“Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

rr)	“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines.

3.	Administration.

a)	Authority of the Committee. The Plan shall be administered by the Committee, except to the extent the Board elects to administer the Plan, in which case the Plan shall be administered by only those directors who are Independent Directors, in which case references herein to the “Committee,” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person in a manner consistent with the treatment of other Eligible Persons.

b)	Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Participants, Beneficiaries, transferees under Section 10(b) or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or Employees of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee shall determine to perform such functions, including administrative functions as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3 (d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

c)	Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.	Shares Subject to Plan.

a)	Limitation on Overall Number of Shares Subject to Awards. Subject to adjustment as provided in Section 10(c), the maximum aggregate number of Shares that may be issued with respect to Awards granted under the Plan is 800,000 Shares. No Participant may receive Awards representing more than 100,000 Shares in any one calendar year. In addition, the maximum number of Performance Units that may be granted to a Participant in any one calendar year is 100,000 for each full or fractional year included in the Performance Period for the grant of Performance Units during such calendar year. This limitation shall be applied as of any date by taking into account the number of Shares available to be made the subject of new Awards as of such date, plus the number of Shares previously issued under the Plan and the number of Shares subject to outstanding Awards as of such date. Any Share delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

b)	Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award or, in the case of an Award relating to Shares but settled only in cash, the number of Shares to which such Award relates, exceeds the number of Shares remaining available under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

c)	Availability of Shares Not Delivered Under Awards.

i.	If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award or award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or nonissuance, again be available for Awards under the Plan, subject to Section 4(c)(v).

ii.	In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such Option, or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

iii.	Shares reacquired by the Company, if any, on the open market using Option Proceeds shall be available for Awards under the Plan. The increase in Shares available pursuant to the repurchase of Shares with Option Proceeds shall not be greater than the amount of such proceeds divided by the Fair Market Value of a Share on the date of exercise of the Option giving rise to such Option Proceeds.

iv.

Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of Common Stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

v.	Any Shares that again become available for grant pursuant to this Section 4(c) shall be added back to the Shares available for grant under the Plan on a one (1) Share to one (1) Share basis as if such Shares were granted under the Plan.

vi.	Notwithstanding anything in this Section 4(c) to the contrary and solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any Shares restored pursuant to this Section 4(c) that, if taken into account, would cause the Plan to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.

d)	No Further Awards Under Prior Plan. In light of the adoption of this Plan, no further awards shall be made under any prior plans after the Effective Date.

5.	Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in each calendar year during any part of which the Plan is in effect, no Participant may be granted (i) Options with respect to more than 100,000 Shares or (ii) Restricted Stock, Performance Shares and/or Other Stock-Based Awards with respect to more than 100,000 Shares. In addition to the Share limitation, no individual Eligible Person may receive payments of Awards made in cash under the Plan during any calendar year in excess of $1,000,000.

6.	Specific Terms of Awards.

a)	General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of Continuous Service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, no consideration other than services may be required for the grant (but not the exercise) of any Award.

b)	Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

i.

Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Section 424(e) and Section 424(f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted.

ii.	Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including cash, Shares, other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

iii.	Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

A.	the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Section 424(e) and Section 424(f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

B.	the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Section 424(e) and Section 424(f) of the Code, respectively) during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

c)	Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

i.

Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan, covering a period of time specified by the Committee (the “Restriction Period”). The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement, which shall contain provisions determined by the

Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Awards of Restricted Stock shall specifically include granted or Awarded Shares that have yet to vest. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the Restriction Period, subject to Section 10(b), the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

ii.	Forfeiture. If the Participant’s Continuous Service during the applicable Restriction Period is terminated voluntarily by the Participant without Good Reason or by the Company for Cause, then the Participant’s Restricted Stock that is at that time subject to restriction shall be forfeited and reacquired by the Company. If the Participant’s Continuous Service during the applicable Restriction Period is terminated due to the death or Disability of the Participant, by the Participant for Good Reason, or by the Company not for Cause, then the Participant’s Restricted Stock shall automatically vest and shall no longer be subject to restriction.

iii.	Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including book entry. If certificates representing Restricted Stock are issued and registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. Within a reasonable time after the issue or transfer of shares without certificates, the Company shall send the Participant a record containing the information required on certificates by the Texas Business Organizations Code.

iv.	Stock Splits. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

v.	Minimum Vesting Period. Except for certain limited situations (including termination of employment, a Change in Control referred to in Section 9, grants to new hires to replace forfeited compensation, grants representing payment of earned Performance Awards or other incentive compensation, or grants to Directors), Restricted Stock Awards subject solely to future service requirements shall have a Restriction Period of not less than three years from date of grant (but permitting pro-rata vesting over such time).

d)	Deferred Stock Award. The Committee is authorized to grant Deferred Stock Awards to any Eligible Person on the following terms and conditions:

i.

Award and Restrictions. Satisfaction of a Deferred Stock Award shall occur upon expiration of the deferral period specified for such Deferred Stock Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Deferred Stock Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Deferred Stock Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Deferred Stock Award, a Deferred Stock Award carries no voting or dividend or other rights associated with Share ownership.

ii.	Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock Award), the Participant’s Deferred Stock Award that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to a Deferred Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Deferred Stock Award.

iii.	Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, any Dividend Equivalents that are granted with respect to any Deferred Stock Award shall be either (A) paid with respect to such Deferred Stock Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends or (B) deferred with respect to such Deferred Stock Award and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine.

e)	Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

f)	Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards or other property equal in value to the regular dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

g)

Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than 12 months nor longer than five years, except as provided in Section 8 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in

Section 8. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

h)	Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration (including loans from the Company or a Related Entity; provided that such loans are not in violation of the Sarbanes Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), paid for at such times, by such methods, and in such forms, including cash, Shares, other Awards or other property, as the Committee shall determine.

7.	Certain Provisions Applicable to Awards.

a)	Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee and subject to compliance with law and the rules of the NASDAQ Global Market, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered.

b)	Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

c)

Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the NASDAQ Global Market or any national securities exchange on which the Company’s securities are listed or quoted for trading and, if not listed or quoted for trading on either the NASDAQ Global Market or a national securities exchange, then the rules of the NASDAQ Global Market. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e), including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

d)	Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be nonexempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

8.	Code Section 162(m) Provisions.

a)	Covered Employees. If and to the extent that the Committee determines at the time a Restricted Stock Award, a Performance Award or an Other Stock-Based Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 8 is applicable to such Award.

b)	Performance Criteria. If a Restricted Stock Award, a Performance Award or an Other Stock-Based Award is subject to this Section 8, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria for a Related Entity) shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) increase in interest income or net interest income; (3) net interest margin; (4) return on assets, investment, capital or equity; (5) increase in cash flows; (6) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses that might be paid under any ongoing bonus plans of the Company; (7) overall asset quality and levels of nonperforming loans to total loans, nonperforming assets to total assets and past-due loans; (8) management of fixed costs or variable costs; (9) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, accretive acquisitions, divestitures or market expansion; (10) total shareholder return; (11) debt reduction; and (12) increases in assets under management, including deposit and loan growth.

c)	Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period no shorter than

12 months and no longer than five years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

d)	Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

9.	Change in Control.

a)	Effect of “Change in Control.” Subject to Section 9(a)(iv), and if and only to the extent provided in the Award Agreement, or to the extent otherwise determined by the Committee, upon the occurrence of a “Change in Control,” as defined in Section 9(b):

i.	Any Option that was not previously vested and exercisable as of the time of the Change in Control shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a).

ii.	Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Deferred Stock Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

iii.	With respect to any outstanding Performance Award, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award subject to achievement of performance goals and conditions under the Plan, (A) a pro rata portion of the Award shall be considered earned and payable based on the portion of the Performance Period completed as of the date of the Change in Control and based on performance to such date, or if performance to such date is not determinable, based on target performance and (B) the value at target performance of the remaining portion of the Award shall be converted to a Restricted Stock Award, or a Deferred Stock Award for purposes of Section 9(a)(iv). If Awards are not assumed or substituted for by the successor company pursuant to Section 9(a)(iv), then the full Award shall be considered earned and payable.

iv.

Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for an Option, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, then each outstanding Option, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall not be accelerated as described in Section 9(a)(i), Section 9(a)(ii) and Section 9(a)(iii). For the purposes of this Section 9(a)(iv), an Option, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall be considered assumed or substituted for if (A) such assumed/substituted award is subject to the same terms and conditions as the pre-Change in Control Award and (B) following the Change in Control the award confers the right to purchase or receive, for each Share subject to the Option, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

b)	Definition of “Change in Control”. Unless otherwise specified in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

i.	The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company; (x) any acquisition by the Company; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

ii.	During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

iii.

Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting

Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

iv.	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10.	General Provisions.

a)	Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements or other obligations.

b)	Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions that the Committee may impose thereon). A Beneficiary, transferee or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

c)	Adjustments.

i.

Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

ii.	Adjustments in Case of Certain Corporate Transactions. In the event of any proposed sale of all or substantially all of the Company’s assets or any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, or in which the Shares are exchanged for or converted into securities issued by another entity, the successor or acquiring entity or an affiliate thereof may, with the consent of the Committee, assume each outstanding Award or substitute an equivalent option, right or other award. If the successor or acquiring entity or an affiliate thereof, does not cause such an assumption or substitution of any Award, then that Award shall terminate upon consummation of the sale, merger, consolidation or other corporate transaction, with or without consideration as determined by the Committee. The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

iii.	Other Adjustments. In addition, the Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals relating thereto) in recognition of unusual or nonrecurring events (including acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options and Performance Awards granted under Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

d)

Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem necessary or advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

e)	Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the Annual Meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including Rule 16b-3, Code Section 162(m) or the Treasury regulations under Section 422 of the Code) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything to the contrary, the Committee shall be authorized to amend any outstanding Option to reduce the exercise price or grant price without the prior approval of the shareholders of the Company if such new exercise price is equal to or greater than the then current Fair Market Value of a Share. In addition, the Committee shall be authorized to cancel outstanding Options and replace such Options with Awards having a lower exercise price without the prior approval of the shareholders of the Company if such new exercise price is equal to or greater than the then current fair market value of a Share.

f)	Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

g)	Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

h)	Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards that do not qualify under Section 162(m) of the Code.

i)	Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

j)	Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the jurisdiction of incorporation of the Company without giving effect to principles of conflict of laws and excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the laws of the jurisdiction of incorporation of the Company.

k)	Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

l)	Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan was adopted by the Board on the Effective Date and approved by the shareholders of the Company on the day following the Effective Date. The Plan shall terminate at the earliest of (a) termination of this Plan by the Board or (b) the tenth anniversary of the Effective Date. However, Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised, vested, terminated or have expired, and the Plan shall continue to govern such Awards.

m)	Construction. The terms “includes” and “including” means includes or including “without limitation.”

(END OF PLAN)

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR
TELEPHONE, SEE REVERSE SIDE
OF THIS PROXY CARD.

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR proposals 1, 2, 3, 4 and 6, and FOR 1 YEAR on proposal 5, unless otherwise indicated.

1.	ELECTION of four (4) Class II directors to serve on the board of directors of the Company until the Company’s 2021 annual meeting of shareholders, and each until his respective successor is duly elected and qualified or until his earlier resignation or removal.

Election of directors:	01	William E. Fair	03	Mark K. Gormley	☐	Vote FOR all nominees	☐	Vote WITHHELD
	02	Donald L. Poarch	04	Michael T. Viola		(except as marked)		from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

ò  Please fold here – Do not separate  ò

2.	AMENDMENT OF THE 2013 EQUITY INCENTIVE PLAN to increase the number of shares issuable thereunder by 1,500,000, from 800,000 to 2,300,000		☐	For	☐	Against	☐	Abstain

3.	RATIFICATION OF THE APPOINTMENT OF RSM US LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2018		☐	For	☐	Against	☐	Abstain

4.	ADVISORY APPROVAL OF SAY-ON-PAY: a (nonbinding) vote regarding the compensation of the Company’s named executive officers (“Say-On-Pay”)		☐	For	☐	Against	☐	Abstain

5.	ADVISORY APPROVAL OF SAY-ON-FREQUENCY: a (nonbinding) vote regarding the frequency of future votes regarding the compensation of the Company’s named executive officers (“Say-On-Frequency”)	☐ 1 Year	☐	2 Years	☐	3 Years	☐	Abstain

6.	To transact such other business as may properly come before the meeting or any adjournment thereof		☐	For	☐	Against	☐	Abstain

Please indicate if you plan to attend the meeting.  ☐

Date	Signature(s) in Box

Please sign your name exactly as it appears hereon. If shares are held jointly, all joint owners must sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by another type of entity, please sign the full entity name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 24, 2018; 3:30 p.m. (CT)

Ballroom of The Grand Hotel

114 West Louisiana Street

McKinney, TX 75069

proxy

2018 Annual Meeting of Shareholders to be held on Thursday, May 24, 2018

The 2018 Annual Meeting of Shareholders of Independent Bank Group, Inc. (the “Company”) will be held at the Ballroom of The Grand Hotel, 114 West Louisiana Street, McKinney Texas 75069, on Thursday, May 24, 2018, at 3:30 p.m., Central Time. The undersigned hereby acknowledges receipt of the related Notice of 2018 Annual Meeting of Shareholders and Proxy Statement dated April 26, 2018, accompanying this proxy.

The undersigned shareholder hereby appoints David R. Brooks, Daniel W. Brooks and Michelle S. Hickox, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2018 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment(s) thereof.

This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned’s directions set forth herein. If no direction is made, this proxy will be voted (1) FOR the election of four (4) Class II directors to serve on the board of directors of the Company until the Company’s 2021 annual meeting of shareholders, and each until his respective successor is duly elected and qualified or until his earlier resignation or removal; (2) FOR the amendment of the 2013 Equity Incentive Plan to increase the number of shares issuable thereunder by 1,500,000, from 800,000 to 2,300,000; (3) FOR the ratification of the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2018; (4) FOR the nonbinding advisory proposal to approve the compensation of the Company’s named executive officers (“Say-On-Pay”); (5) FOR 1 YEAR on the nonbinding advisory proposal regarding the frequency of future votes regarding the compensation of the Company’s named executive officers (“Say-On-Frequency”); and (6) FOR to transact such other business as may properly come before the meeting or any adjournment thereof.

(Items to be voted appear on reverse side.)

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE	PHONE	MAIL
www.proxypush.com/ibtx	1-866-883-3382
Mark, sign and date your proxy
Use the Internet to vote your proxy	Use a touch-tone telephone to	card and return it in the
until 11:59 p.m. (CT) on	vote your proxy until 11:59 p.m.	postage-paid envelope provided.
May 23, 2018.	(CT) on May 23, 2018.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.